Exhibit 4.1

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

Portions of this exhibit (indicated by asterisks within brackets [***]) have been omitted pursuant to the rules of the Securities and Exchange Commission. Such omitted information is not material and the registrant customarily and actually treats such information as private or confidential.

KAUF- UNO ÜBERTRAGUNGS-	PURCHASE ANO TRANSFER
VERTRAG	AGREEMENT
ÜBER	FOR
VERMÓGENSGEGENSTANOE	ASSETS OF THE
OER
ABLGMBH
ABLGMBH

Zwischen der	Between

1. ABL GmbH, mit Sitz in Lauf/Peg-nitz, eingetragen zum Handelsre-gister beim Amtsgericht Nürnberg unter HRB 40102, Geschaftsan-schrift Albert-Büttner-str. 11, 91207 Lauf an der Pegnitz	1. ABL GmbH, with its registered office in Lauf/Pegnitz, entered in the Commercial Register at Nuremberg Local Court under HRB 40102, business address Albert-Büttner-str. 11, 91207 Lauf an der Pegnitz

- Verkauferin -	- Seller -

und der	and

2.   Ledergoldsee 8. V V GmbH (zu-künftig: Pulsar Chargers GmbH), mit Sitz in Offenbach am Main, ein-getragen im Handelsregister des Amtsgerichts Offenbach am Main unter HRB 55773, Geschaftsan-schrift ZeltnerstraBe 1-3, 90443 Nürnberg

2.   Ledergoldsee 8. V V GmbH (in the future: Pulsar Chargers GmbH), with registered office in Offenbach am Main, registered with the commercial register of the local court of Offenbach am Main under HRB 55773, business address ##ZeltnerstraBe 1-3, 90443 Nuremberg

- Kaufer -	- Purchaser -

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

3. Wall Box Chargers, S.L.U., Pa-seo de la Castellana 95 Planta 28, 28046 Madrid, Spanien	3. Wall Box Chargers, S.L.U., Pa- seo de la Castellana 95 Planta 28, 28046 Madrid, Spain

- Garantiegeber -	- Guarantor -

Verkauferin und die Kauferin gemeinsam die Parteien und jeweils eine Partei -	- Sellar and the Purchaser jointly the parties and each a party -

1. bewusst freigelassen	1. intentionally left blank

2. bewusst freigelassen	2. intentionally left blank

Seite 2 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

3. Praambel	3. Preamble

3.1  Die Verkauferin ist eine nach deutschem Recht gegründete GmbH mit Sitz in Lauf/Pegnitz. Schwerpunkt der operativen Tatigkeit ist die Ent-wicklung, Herstellung und der Vertrieb von Arti-keln im Bereich der E-Mobility wie Ladelosungen für private, gewerbliche und offentliche Anwen-dungen sowie im Bereich von Steckvorrichtun-gen für Handwerk, Industrie und Caravaning.

3.1  The Seller is a limitad liability company incorporated under German law with its registered office in Lauf/Pegnitz. The focus of its operating activities is the development, production and distribution of articles in the field of e-mobility, such as charging solutions for private, commercial and public applications, as well as in the field of connectors for trade, industry and caravanning.

3.2  Die Verkauferin hat ihre Verwaltung und den Pro-duktionsstandort auf von ihr gemieteten Be-triebsgrundstücken in Lauf an der Pegnitz. Ver-mieterinnen sind die ABL lmmobilien GmbH & Co. KG und die Handelsgesellschaft Schlutius GmbH & Co. KG.

3.2  The Seller has its administration and production site on a company property rented by it in Lauf an der Pegnitz. The landlords are ABL lmmobilien GmbH & Co. KG and Handelsgesellschaft Schlutius GmbH & Co. KG.

3.3  Die Verkauferin halt die Gesellschaftsanteile der ABL Morocco S.A. wie in Anlage 3.3 ausgewie-sen. Die ABL Morocco S.A. ist Eigentümerin ei-ner Produktionsstatte samt Lagerhaus in Tan-gier, Marokko. Aufgrund der anstehenden Perso-nalmaBnahmen wird ein Teil der ABL “Connecti-vity-Produktionsanlage” nach Tangier zur ABL Morocco S.A. verbracht. Soweit eine Verlage-rung erfolgt ist, berücksichtigen die Parteien diese bei der Bewertung der hier verkauften Ge-schaftsanteile an der ABL Morocco S.A.

3.3  The Seller holds the shares in ABL Morocco S.A. as shown in Annex 3.3. ABL Morocco S.A. owns a production facility including warehouse in Tangier, Morocco. Dueto the upcoming personnel measures, part of the ABL “Connectivity production facility” will be transferred to ABL Morocco S.A. in Tangier. To the extent that a relocation has taken place, the Parties shall take this into account in the valuation of the business shares in ABL Morocco S.A. sold here.

3.4 Die Verkauferin ist alleinige Gesellschafterin der im Register des Industrie- und Handelsamts Shanghai unter Nr. 91310115681041130J einge-tragenen Gesellschaft ABL (Shanghai) Co. Ud,	3.4 The Seller is the sole shareholder of ABL (Shanghai) Co. Ltd, registered in the commercial register of the Trade and lndustry Office Shanghai

Seite 3 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

geschaftsansassig Building 11, No. 168 Zhenghaicun, Nanhui Xincheng Town, Pudong New District, Shanghai, China, sowie der im Handelsregister unter der KVK Nr. 80602150 eingetragenen ABL Nederland B.V., geschaftsansassig Meander 251, 6825 MC Arnhem. Hierbei handelt es sich um Vertriebsgesellschaften. ABL Morocco S.A., ABL (Shanghai) Co. Ud and ABL Nederland B.V. werden nachfolgend gemeinsam auch als “Tochtergesellschaften” und einzeln jeweils als “Tochtergesellschaft” bezeichnet. Alle Anteile der Verkauferin an den Tochterge-sellschaften werden nachstehend gemeinsam auch als “Geschaftsanteile” bezeichnet.

under No. 91310115681041130J, business-relatad Building 11, No. 168 Zhenghaicun, Nanhui Xincheng Town, Pudong New District, Shanghai, China and of ABL Nederland B.V., registered in the commercial register under KVK No. 80602150., with registered address in Meander 251, 6825 MC Arnhem These are sales companies. ABL Morocco S.A., ABL (Shanghai) Co. Ud and ABL Nederland B.V. are hereinafter also collectively referred to as the “Subsidiaries” and individually as a “Subsidiary’’. All shares of the Seller in the Subsidiarias are hereinafter also referred to as the “Shares”.

3.5  Das Amtsgericht Nürnberg - lnsolvenzgericht - hat durch Beschluss vom 26.06.2023 zum Akten-zeichen IN 776/23 die vorlaufige Eigenverwal-tung über das Vermogen der Verkauferin ange-ordnet (§ 270b Abs. 1 S. 1 lnsO). Zum vorlaufi-gen Sachwalter wurde Rechtsanwalt Michael Wirth (dieser, oder ein nachfolgender Sachwalter - “Sachwalter”), bestellt. Mit Beschluss des Amtsgerichts Nürnberg - lnsolvenzgericht - vom 28.08.2023 (Aktenzeichen IN 776/23) wurde die Eigenverwaltung über das Vermogen der Ver-kauferin eroffnet. Zum Sachwalter wurde Rechts-anwalt Michael Wirth bestellt. Ein (vorlaufiger) Glaubigerausschuss wurde eingesetzt.

3.5  The Local Court of Nuremberg - lnsolvency Court - has ordered provisional self-administration over the assets of the seller by arder dated 26.06.2023 under file number IN 776/23 (§ 270b (1) sentence 1 lnsO). The lawyer Michael Wirth (this, ora subsequent administrator - “Sachwalter”), was appointed as the provisional administrator. By arder of the District Court of Nuremberg - lnsolvency Court - dated 28 August 2023 (file number IN 776/23), self-administration was opened over the assets of the seller. Michael Wirth, lawyer, was appointed as administrator. A (provisional) creditors’ committee was appointed.

Seite 4 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

3.6  Die Verkauferin wird den Geschaftsbereich “Kombinationen” schlieBen bzw. hat die damit verbundenen Vermogenswerte bereits einem an-deren lnvestor angeboten. lnsoweit sind die die-sem Geschaftsbereich ausschlieBlich zuzuord-nenden Vermogenswerte und Arbeitsverhalt-nisse nicht Gegenstand dieses Vertrages. So-weit Arbeitsverhaltnisse mit Mitarbeiter des Ge-schaftsbereichs “Kombination” doch nach § 613a 8GB auf den Kaufer übergehen, resultieren dar-aus keine Ansprüche des Kaufers gegenüber der Verkauferin, soweit nicht anders in Ziffer 1O ge-regelt.

3.6  The Seller will clase the business unit “Combinations” or has already offered the related assets to another investor. To that extent, the assets and employment relationships exclusively allocated to this business unit are not the subject of this agreement. lnsofar as employment relationships with employees of the “Combination” business unit are transferred to the Buyer pursuant to § 613a of the German Civil Code (8GB), this shall not result in any claims of the Buyer against the Seller, unless otherwise provided far in Clause 1O.

3.7  Der Kaufer beabsichtigt, die in diesem Vertrag genannten Vermogensgegenstande der Verkau-ferin, insbesondere bewegliche und unbewegli-che Gegenstande wie Maschinen, Betriebs-und Geschaftsausstattung, immateriellen Vermo-gensgegenstande sowie die zum Vollzugstag be-stehenden Arbeitsverhaltnisse der Verkauferin mit wirtschaftlicher Wirkung zum Stichtag (Defi-nition siehe unten Ziff. 18.1) am Standort Lauf an der Pegnitz zu übernehmen. Der Kaufer besta-tigt, dass seine Unternehmensplanung vorsieht, die Geschaftsbetriebe der Verkauferin mit den so übernommenen Arbeitnehmern dauerhaft fartzu-führen. Der Kaufer mochte die Betriebsimmobi-lien in Deutschland mieten.

3.7  The Purchaser intends to acquire the assets of the Seller mentioned in this agreement, in particular movable and immovable assets such as machinery, operating and business equipment, intangible assets, as well as the employment relationships existing at the Closing Date of the with economic effect from the Effective Date (far definition see below) at the location Lauf an der Pegnitz. The Purchaser confirms that its corporate planning envisages to permanently continue the business operations of the Seller with the employees thus taken over. The Purchaser wishes to rent the business property in Germany.

3.8 Ferner beabsichtigt der Kaufer, die der Verkau-ferin nach Ziff. 3.3. und 3.4 zuzuordnenden Aus-landsbeteiligungen gemaB Ziffer 7 zu erwerben.	3.8 Furthermore, the Purchaser intends to acquire the fareign shareholdings attributable to the Seller pursuant to section 3.3. and 3.4 in accordance with Section 7.

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

3.9  Dem Kaufer ist bekannt, dass die Verkauferin hinsichtlich bestimmter Vertrage, an denen die Verkauferin als Vertragspartner beteiligt war, er-klart hat und noch erklaren wird, dass sie nicht in diese Vertrage gemaB § 103 lnsolvenzordnung (lnsO) eintreten und dass es, soweit in diesem Vertrag nicht anders geregelt, allein in die Ver-antwortlichkeit des Kaufers fallt sicherzustellen, dass die für die Fortsetzung der Geschaftsbe-triebe notwendigen Vertrage nach dem Vollzugs-tag bestehen. lnsoweit hat die Verkauferin je-doch ihre Mitwirkung nach MaBgabe der Ziffer 9 erklart.

3.9  The Purchaser is aware that with respect to certain contracts to which the Seller was a party, declared and may still declare that it will not enter into such contracts pursuant to § 103 of the German lnsolvency Code (lnsolvenzordnung - lnsO) and that, unless otherwise agreed in this Agreement, it is the Purchaser’s sole responsibility to ensure that the contracts necessary for the continuation of the business operations exist after the Closing Date. In this respect, however, the Seller shall provide its cooperation in accordance with section 9 declared.

3.1O Die Verkauferin hatte bereits Ende 2021 bei der ELABO GmbH die Konstruktion, den Bau, die Lieferung, Montage und lnbetriebnahme einer Fertigungslinie für Wallboxen nebst umfangrei-chen Zusatzanlagen bestellt (ELABO-Projekt). Bei Anordnung der vorlaufigen Eigenverwaltung war das ELABO-Projekt nur zum Teil fertigge-stellt und zum Teil bezahlt. Mit Zustimmung des vorlaufigen Sachwalters führt die Verkauferin das ELABO-Projekt fort und hat mit der ELABO GmbH eine Ratenzahlungsvereinbarung über den von der Verkauferin zu zahlenden Restbe-trag von netto 1.455.524,50 EUR zzgl. ges. MwSt. geeinigt. Die entsprechenden Vertrage sind als Anlage 3.1O beigefügt. Die Verkauferin hat in der Zeit der vorlaufigen lnsolvenzverwal-tung bis zum 31.10.2023 insgesamt netto EUR 1.000.000,00 zzgl. ges. MwSt. bezahlt, sodass am Stichtag noch ein Restkaufpreis von netto

3.1O The Seller had already ordered the design, construction, delivery, assembly and commissioning of a production line for wallboxes together with extensive additional equipment from ELABO GmbH at the end of 2021 (ELABO project). At the time of the arder for provisional self-administration, the ELABO project was only partially completed and partially paid for. With the consent of the temporary administrator, the Seller is continuing the ELABO project and has reached an instalment payment agreement with ELABO GmbH for the remaining net amount of EUR 1,455,524.50 plus VAT to be paid by the Seller. The respective contracts are attached hereto as Annex 3.1O. During the

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

455.524,50 EUR zzgl. gesetzlicher MwSt. zur Zahlung offen ist, den der Kaufer übernimmt. Desweiteren ist der Kaufer auch dann, wenn die ELABO GmbH einer Vertragsübernahme durch den Kaufer nicht zustimmt, verpflichtet, die Ver-kauferin von samtlichen, ab dem Stichtag fallig werdenden Ansprüchen aus diesen ELABO-Ver-tragen, die diese fortführt, freizustellen oder et-waig von der Verkauferin darauf ab dem Stichtag vertragsgemaB geleistete Zahlungen zu erstat-ten. Die Anlage ist unter Eigentumsvorbehalt der ELABO GmbH geliefert und inzwischen - bis auf die EM4 Single - vollstandig fertig gestellt wor-den. Die Verkauferin wird jedoch das Anwart-schaftsrecht anden Vermogenswerten nach die-ser Ziffer 3.1O, deren vollstandiges Eigentum der Kaufer am Stichtag nicht erwerben kann, gemaB Ziffer 12.1. übertragen und/oder die Vermogens-werte nach dieser Ziffer 3.1O, deren vollstandi-ges Eigentum die Verkauferin besitzt, gemaB Zif-fer 5. verkaufen und abtreten.

period of provisional insolvency administration up to October 31, 2023, the Seller paid a total net amount of EUR 1.000.000,00 plus VAT, so that a residual purchase price of EUR 455,524.50 plus VAT is still outstanding for payment on the Effective Date, which the Purchaser shall pay to ELABO GmbH. Furthermore, even if ELABO GmbH does not agree to an assumption of the contract by the Purchaser, the Purchaser shall then be obliged to indemnify the Seller against all claims arising from these ELABO contracts which become due as of the Effective Date or to reimburse any payments made by the Seller in accordance with the contractas of the Effective Date. The plant is delivered under retention of title by ELABO GmbH and in the meantime - with the exception of the EM4 Single - has been completed in full. The Seller will however transfer the expectant right in respect to the assets under this Section 3.1O. those full ownership can not be acquired by the Buyer on the Effective Date in accordance with Section 12.1. and/or sells and assigns the assets under this Section 3.1O. those full ownership it holds in accordance with Section 5.

3.11.  Die Verkauferin hat mit der Commerz Real Mobi-lienleasing GmbH die Leasingvertrage Nr. 13881-10038886 über eine Montageanlage für Schukosteckkupplungen und 13881-10038887 über eine Montageanlage für Schukosteckvor-richtungen jeweils samt Zusatzvereinbarung und Kaufvertrag für Vertrage im Sale-and-Lease-Back-Verfahren jeweils unter dem 26.08.2021

3.11  The Seller has concluded leasing agreements no. 13881-10038886 on an assembly system for Schuko plug-in couplings and 13881 - 10038887 on an assembly system for Schuko plug-in devices, in each case together with a supplementary

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die englische Fassung ist nur eine unverbindliche Lesefassung.

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the English version is non-binding for convenience purposes.

abgeschlossen. Neben den vereinbarten Lea-singraten hat die Verkauferin auf den Vertrag für den Steckerautomat und den Vertrag für den Kupplungsautomaten nach Anordnung der vor-laufigen lnsolvenzverwaltung bis zum 31.10.2023 eine Sonderzahlung in Hohe von ins-gesamt EUR 659.475,69 an den Hersteller AS Automation geleistet, die ebenso wie die in Ziffer 3.1O genannten Zahlungen an die ELABO GmbH im Kaufpreis berücksichtigt sind. Von den aus- stehenden Restzahlungen ab Stichtag an AS Au-tomation in Hohe von EUR 650.824,56 über-nimmt der Kaufer EUR 489.449,31 und der Ver-kaufer EUR 161.375,25. Der Kaufer übernimmt die entsprechenden Vertrage und Rechte der Verkauferin aus den Vereinbarungen mit der Commerz Real Mobilienleasing GmbH sowie der AS Automation GmbH und ist auch dann ver-pflichtet, die Verkauferin von samtlichen, ab dem Stichtag fallig werdenden Ansprüchen aus die-sen Vertragen freizustellen, wenn die Commerz Real Mobilienleasing GmbH und/oder die AS Au-tomation GmbH einer Vertragsübernahme nicht zustimmen. Die Verkauferin wird jedoch das An-wartschaftsrecht anden Vermogenswerten nach dieser Ziffer 3.11 gemaB Ziffer 12.1. übertragen.

agreement and purchase agreement for contracts in the sale-and-lease-back procedure, in each case under 26 August 2021 with Commerz Real Mobilienleasing GmbH. In addition to the agreed lease instalments, the Seller made a special payment amounting to EUR 659.475,69 in total to the manufacturer AS Automation on the contract for the automatic plug device and the contract for the automatic coupling device by the arder of the preliminary insolvency administration until October 31th 2023, which is included in the Purchase Price, as are the payments to ELABO GmbH referred to in Section 3.1O. Of the outstanding remaining payments as of the Effective Date to AS Automation in the amount of EUR 650,824.56, the Buyer assumes EUR 489,449.31 and the Seller EUR 161,375.25. The Purchaser shall assume the corresponding contracts and rights of the Purchaser arising from the agreements with Commerz Real Mobilienleas- ing GmbH and AS Automation GmbH and shall also be obligated to indemnify the Purchaser against all claims arising from these contracts and falling due as of the Effective Date if Commerz Real Mobilienleasing GmbH and/or AS Automation GmbH do not agree to the assumption of the contracts. The Seller will however transfer the expectant right in respect to the assets under this Section 3.11. in accordance with Section 12.1.

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3.12  Mit dem als Anlage 3.12 beigefügten Schreiben hat die Commerzbank AG als Poolführerin be-statigt, die Sicherungsrechte über die Vermo-gensgegenstande der Verkauferin bei Zahlung eines Betrages in Hohe von EUR 5.006.705,11 per 1. November 2023 aufzuheben.

3.12  In the letter attached hereto as Annex 3.12, Commerzbank AG as pool leader has confirmed that it will cancel the security interests over the assets of the Seller upon payment of an amount of EUR 5,006,705.11 as of November 1, 2023. Furthermore, the Purchaser intends to acquire the foreign shareholdings attributable to the Seller pursuant to section 3.3. and 3.4 in accordance with Section 7.

4. Vertragsgegenstande	4. Contractual objects

4.1 Der Verkaufer verkauft und übertragt das Eigen-tum bzw. die lnhaberstellung mit Wirkung zum Vollzugstag (und wirtschaftlicher Wirkung zum Stichtag) an	4.1 The Seller sells and transfers title or ownership, as the case may be, with effect from the Closing Date (and with economic effect from the Effective Date) to

a) den technischen Anlagen und Maschinen und der Betriebs- und Geschaftsausstattung gemaB Ziffer 5 (Verkauf und Übereignung von bewegli-chen Vermogensgegenstanden der Anlagever-mogen der Verkauferin),	a) the technical equipment and machinery and the fixtures and fittings in accordance with Clause 5 (Sale and transfer of ownership of movable assets of the Seller’s fixed assets),

b) den Warenbestanden gemaB Ziffer 6 (Verkauf und Übereignung der Umlaufvermogen),	b) the inventories in accordance with item 6 (sale and transfer of ownership of current assets),

e) den Geschaftsanteilen ABL Morocco S.A, ABL (Shanghai) Co. Ltd und ABL Nederland B.V ge-maB Ziffer 7 (Verkauf und Abtretung von Ge-schaftsanteilen),	c) the shares in ABL Morocco S.A, ABL (Shanghai) Co. Ltd ABL Nederland B.V in accordance with section 7 (Sale and assignment of shares),

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d) dem geistigen Eigentum gemaB Ziffer 8 (Verkauf und Übertragung von immateriellen Vermogens-gegenstanden), sowie	d) the intellectual property in accordance with item 8 (sale and transfer of intangible assets), and

e) den Rechten an Vertragen mit Kunden gemaB Ziffer 9 (Übernahme von Vertragen)	e) the rights to contracts with customers pursuant to Clause 9 (Assumption of Contracts)

anden dies annehmenden Kaufer, soweit diese am Vollzugstag im unbelasteten Eigentum/in unbelaste-ter lnhaberschaft der Verkauferin stehen oder die Verkauferin darüber am Vollzugstag verwertungsbe-fugt ist, nach MaBgabe der Bestimmungen dieses Vertrages.	to the Purchaser accepting this, insofar as these are the unencumbered property/unencumbered ownership of the Seller on the Closing Date or the Seller is authorised to realise them on the Closing Date, in accordance with the provisions of this contract.

Die in dieser Ziffer 4.1. genannten Gegenstande, die von der Verkauferin an den Kaufer verkauft werden, werden gemeinsam “Kaufgegenstande” genannt.	The items referred to in this Clause 4.1 which are sold by the Seller to the Purchaser are collectively referred to as the “Purchase ltems”.

4.2  Die Übertragung der Kaufgegenstande bewirkt nach § 613a 8GB von Gesetzes wegen einen Übergang der Arbeitsverhaltnisse der bei der Verkauferin tatigen Arbeitnehmer auf den Kau-fer. Dieser Übergang wird im Verhaltnis zwi-schen Verkauferin und Kaufer nach MaBgabe der Regelungen in Ziffer 1O durchgeführt.

4.2  Pursuant to § 613a of the German Civil Code (8GB), the transfer of the objects of purchase shall by operation of law result in a transfer of the employment relationships of the employees working for the Seller to the Purchaser. This transfer shall be carried out in the relationship between the Seller and the Purchaser in accordance with the provisions in clause 10.

4.3  Vom Verkauf und der Eigentumsübertragung bzw. Übertragung der lnhaberstellung ausge-nommen sind sonstige dem Geschaftsbetrieb der Verkauferin zuzuordnende Vermogensge-genstande, die nicht ausdrücklich in den nachfol-genden Ziffern dieses Vertrages nebst dort be-zeichneter Anlagen benannt sind, soweit dies nicht anderweitig in diesem Vertrag vereinbart

4.3  Excluded from the sale and transfer of title or transfer of ownership are other assets attributable to the business operations of the Seller which are not expressly named in the following clauses of this contract together with the attachments referred to therein, unless otherwise agreed to in this agreement. These

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ist. Dies sind insbesondere (i) im Eigentum Drit-ter stehende Vermogensgegenstande, soweit die Verkau-ferin darüber am Voll-zugstag nicht verwertungsbefugt ist, sowie (ii) die bis zum Voll-zugstag entstandenen Forderungen der Verkau-ferin gemaB § 266 Absatz 2 B. 11. Nr. 1 bis Nr. 3 HGB, (iii) Finanzanlagen gemaB § 266 Absatz 2 A. 111. HGB, (iv) Wertpapiere gemaB § 266 Absatz 2 B. 111. HGB und (v) die bestehenden Kassenbe-stande, Bundesbankguthaben oder vergleich-bare Guthaben sowie Guthaben bei Kreditinstitu-ten und Schecks gemaB § 266 Absatz 2 B. IV. HGB der Verkauferin, soweit in diesem Vertrag nichts anderes geregelt ist.

are in particular (i) assets owned by third parties unless the Seller is authorised to realise them on the Closing Date as well as (ii) the Seller’s claims pursuant to § 266 para. 2 B which have arisen up to the Closing Date. 11. No. 1 to No. 3 HGB (iii) financial assets pursuant to§ 266 para. 2 A. 111. HGB, (iv) securities pursuant to § 266 para. 2 B. 111. HGB and (v) the existing cash in hand, Bundesbank balances or comparable credit balances as well as credit balances at banks and cheques pursuant to § 266 paragraph 2 B. IV. HGB of the Seller, unless otherwise provided for in this Agreement.

4.4  Verbindlichkeiten jeglicher Art, insbesondere Lie-feranten-, Bank-, Sozialversicherungs-und Steu-erschulden der Verkauferin werden von dem Kaufer nicht übernommen, soweit in diesem Ver-trag nichts anders geregelt ist. lnsbesondere bleiben die Regelungen in Ziffer 1O betreffend die Übernahme von Arbeitsverhaltnissen der Ver-kauferin durch den Kaufer unberührt. Vorge-nannte Einschrankungen gelten jedoch nicht für die nach Ziffer 7 dieses Vertrages verkauften Ge-schaftsanteile. In keinem Fall übernimmt der Kaufer die als lnsolvenzforderungen einzuord-nende Verbindlichkeiten der Verkauferin.

4.4  Liabilities of any kind, in particular supplier, bank, social security and tax debts of the Seller shall not be assumed by the Purchaser, unless otherwise provided for in this contract. In particular, the provisions in Clause 1O concerning the assumption of the Seller’s employment relationships by the Purchaser shall remain unaffected. However, the aforementioned restrictions do not apply to the business shares sold in accordance with clause 7 of this contract. In no case shall the Purchaser assume the liabilities of the Seller to be classified as insolvency claims.

4.5 Es wird klargestellt, dass dem Kaufer keine insol-venzspezifischen Ansprüche (z.B. Anfechtungs-rechte (§§ 129 ff. lnsO), das Erfüllungswahlrecht	4.5 lt is clarified that no insolvency-specific claims (e.g. avoidance rights (§§ 129 et seq. lnsO), the right to

Seite 11 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

(§§ 103 ff. lnsO) oder Haftungsansprüche (§ 15b lnsO, § 823 8GB i.V.m. § 15a lnsO) verkauft, übertragen oder zur Ausübung überlassen wer-den.	choose performance (§ 103 et seq. lnsO) or liability claims (§ 15b lnsO, § 823 8GB in conjunction with § 15a lnsO) are sold, transferred or left to the purchaser to exercise.

5. Verkauf und Übereignung von be-weglichen Vermogensgegenstanden des Anlagevermogens	5. Sale and transfer of ownership of movable fixed assets

5.1  Die Verkauferin verkauft hiermit und übereignet mit wirtschaftlicher Wirkung zum Stichtag unter der aufschiebenden Bedingung der Durchfüh-rung aller Vollzugshandlungen oder eines Ver-zichts hierauf nach MaBgabe der Ziffer 17.4 ihr gesamtes Sachanlagevermogen im Sinne von § 266 Absatz 2 A. 11. Nr. 2 bis Nr. 4 HGB, insbeson-dere die in der Anlage 5.1. zu diesem Vertrag nicht notwendigerweise abschlieBend aufgeführ-ten Gegenstande des Sachanlagevermogens im Sinne des § 266 Absatz 2 A. 11. Nr. 2 bis Nr. 4 HGB des Geschaftsbetriebes der Verkauferin, sofern und soweit das bewegliche Sachanlage-vermogen am Vollzugstag vorhanden ist und im unbelasteten Eigentum der Verkauferin steht o-der die Verkauferin am Vollzugstag verwertungs-befugt ist (“bewegliches Anlagevermogen” ge-nannt). Ferner tritt die Verkauferin unter der auf-schiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 an den das Abtre-tungsangebot annehmenden Kaufer samtliche, sich auf das bewegliche Anlagevermogen bezie-hende bzw. hiermit in Zusammenhang stehende Rechte und Ansprüche gegen Lieferanten, Ver-sicherungen oder Schadiger, wie etwa Rechte aus Gewahrleistung, Ansprüche auf Schadener-satz, Versicherungsleistung etc., mit Wirkung zum Vollzugstag ab.

Die in der Anlage 5.1 aufgeführten Gegen-stande, die als Dritteigentum (Fremdeigentum oder als geleast oder gemietet) gekennzeichnet sind, stellen kein bewegliches Anlagevermogen dar und werden nicht an den Kaufer verkauft und übereignet.

5.1  The Seller hereby sells and assigns with economic effect as of the Effective Date, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4 all of its tangible fixed assets within the meaning of § 266(2) A. 11. No. 2 to No. 4 of the German Commercial Code (HGB), in particular the tangible fixed assets within the meaning of § 266 para. 2 A. 11. 11. No. 2 to No. 4 HGB of the business operations of the Seller, provided and to the extent that the movable tangible assets exist on the Closing Date and are the unencumbered property of the Seller or the Seller is authorised to realise them on the Closing Date (“Movable Fixed Assets”). Furthermore, the Seller assigns to the Purchaser accepting the offer of assignment, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4, all rights and claims against suppliers, insurers or tortfeasors relating to or in connection with the Movable Fixed Assets, such as rights under warranty, claims for damages, insurance benefits, etc., with effect from the Closing Date.

Seite 12 von 72

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the English version is non-binding for convenience purposes.

The items listed in Annex 5.1 which are marked as third-party property (third-party property oras leased or rented) do not constitute Movable Fixed Assets and are not sold and transferred to the Purchaser.

5.2  Die Übergabe des beweglichen Anlagevermo-gens erfolgt am Vollzugstag. Soweit sich be-stimmte Gegenstande des beweglichen Anlage-vermogens im Besitz Dritter befinden, tritt die Verkauferin dem Kaufer hiermit unter der auf-schiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 ihre Ansprüche auf Herausgabe des Besitzes an diesen verkauften Gegenstanden des beweglichen Anlagevermo-gens darüber hinaus mit Wirkung zum Vollzugs-tag ab. Die Besitzeinraumung des beweglichen Anlagevermogens erfolgt bereits mit Wirkung zum Vollzugstag.

5.2  The transfer of the Movable Fixed Assets shall take place on the Closing Date. To the extent that certain items of the movable fixed assets are in the possession of third parties, the Seller hereby assigns to the Purchaser, subject to the condition precedent of the performance of all acts of Closing or a waiver thereof in accordance with Clause 17.4, its claims to the surrender of possession of these sold items of the movable fixed assets with effect as of the Closing Date. The granting of possession of the Movable Fixed Assets shall already take place with effect as of the Closing Date.

5.3  Verbindlichkeiten, die sich auf das bewegliche Anlagevermogen beziehen, übernimmt der Ka.u-fer im lnnenverhaltnis insoweit, als Forderungen und Verpflichtungen betroffen sind, die am oder nach dem Stichtag entstehen. Der Ka.ufer stellt die Verka.uferin von samtlichen derartigen Ver-bindlichkeiten, die am oder nach dem Stichtag entstehen, frei.

5.3  Liabilities relating to the Movable Fixed Assets shall be assumed by the Purchaser in the interna! relationship insofar as claims and obligations are concerned which arise on or after the Effective Date. The Purchaser shall indemnify the Seller against all such liabilities arising on or after the Effective Date.

Seite 13 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

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the English version is non-binding for convenience purposes.

5.4  Soweit der Verkauferin zuzuordnendes Sachan-lagevermogen gema.B § 266 Absatz 2 A. 11. Nr. 2 bis Nr. 4 HGB nicht im Eigentum der Verkauferin steht, tritt die Verkauferin hiermit unter der auf-schiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe des Ziffer 17.4 an den dies an-nehmenden Kaufer die Besitz-, Herausgabe-und Nutzungsrechte an solchem Sachanlagevermo-gen jeweils in dem Umfang, in dem der Verkau-ferin solche Rechte zustehen, anden Kaufer ab.

5.4  lnsofar as Movable Fixed Assets attributable to the Seller pursuant to § 266 (2) A. 11. No. 2 to No. 4 of the German Commercial Code (HGB) are not owned by the Seller, the Seller hereby assigns to the Seller, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4 to the Purchaser accepting the same, the rights of possession, surrender and use of such tangible fixed assets in each case to the extent that Seller is entitled to such rights.

5.5  Soweit bewegliches Anlagevermogen nur im Mit-eigentum der Verkauferin steht, erstreckt sich der Verkauf und die Übereignung gema.B vorste-hendem Absatz 1 nur auf das Miteigentum in dem bestehenden Umfang und, soweit erforder-lich, vorbehaltlich der Zustimmung der Miteigen-tümer.

5.5  1nsofar as Movable Fixed Assets are only co-owned by the Seller, the sale and transfer of title pursuant to the preceding paragraph 1 shall only extend to the co-ownership to the existing extent and, insofar as necessary, subject to the consent of the co-owners.

5.6  Soweit an beweglichem Anlagevermogen am Vollzugstag lediglich Anwartschaftsrechte der Verkauferin bestehen, erstreckt sich der Verkauf und die Übereignung am Vollzugstag gema.B vor-stehendem Absatz 5.1 nur auf die Übertragung des Anwartschaftsrechts in bestehendem Um- fang. Der Kaufer tragt ab dem Stichtag die Ver- antwortung dafür, dass etwaige Zahlungen ge-leistet werden, die zum Erwerb des Vollrechts notwendig sind.

5.6  lnsofar as only expectant rights of the Seller exist in respect of Movable Fixed Assets on the Closing Date, the sale and transfer of title on the Closing Date shall only extend to the transfer of the expectant right to the existing extent pursuant to paragraph 5.1 above. As of the Effective Date, the Purchaser shall be responsible for making any payments necessary to acquire the full right.

Seite 14 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

5.7  Soweit die Rechtsordnung am Standort in Tan-gier, Marokko zum Vollzugstag (lex rei sitae) eine abweichende Form der Übergabe vorsieht und insoweit für eine wirksame Übereignung weitere Erklarungen oder Rechtshandlungen erforderlich sind, wird die Verkauferin diese unter der auf-schiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4, in der hierfür vor-gesehenen Form vorzunehmen. Die damit ver-bundenen Kosten tragt die Kauferin.

5.7  lnsofar as the legal system at the location in Tangier, Morocco, provides for a different form of transfer on the day of execution (lex rei sitae) and insofar as further declarations or legal acts are required for an effective transfer of title, the Seller shall perform these under the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with Clause 17.4, in the form provided for this purpose. The costs associated therewith shall be borne by the Purchaser.

5.8  Soweit der Verkauferin zustehendes genutzte bewegliche Anlagevermogen aus welchen Grün-den auch immer nicht in der Anlage 5.1 aufge-führt sind, diese nach dem wirtschaftlich Gewoll-ten aber auf den Kaufer übertragen worden sein sollten, gelten diese Gegenstande des bewegli-chen Anlagevermogens als mitübertragen und verkauft, sofern diese im unbelasteten Eigentum der Verkauferin stehen oder die Verkauferin am Vollzugstag verwertungsbefugt ist.

5.8  lnsofar as the Movable Fixed Assets to which the Seller is entitled are not listed in Annex 5.1 for whatever reason, but should have been transferred to the Purchaser in accordance with the economic intention, these movable fixed assets shall be deemed to have been transferred and soldas well, insofar as they are the unencumbered property of the Seller or the Seller is authorised to realise them on the Closing Date.

5.9 Nicht mitverkauft sind die in Anlage 5.9. aufge-führten Gegenstande des Geschaftsbereichs “Kombination”.	5.9. The items of the business unit “Combination” listed in Annex 5.9. are not sold.

5.1O Nicht verkauft sind die in Anlage 5.1O aufgeführ- ten Werkzeuge der dort genannten Werkzeug-hersteller, auch wenn sie sich bei der Verkauferin befinden. Diese Werkzeuge fallen unter die in Zif-fer 9.1 geregelten Bestellungen und Lieferungen, stehen bis zur vollstandigen Bezahlung im Ei-gentum der Werkzeuglieferanten und müssen von den Werkzeuglieferanten wie mit der Ver-kauferin vereinbart, fertig hergestellt und von der Verkauferin abgenommen werden. Die Verkau-ferin wird jedoch das Anwartschaftsrecht an den Vermogenswerten nach dieser Ziffer 5.1O gemaB Ziffer 12.1. übertragen.

5.1O The tools of the tool manufacturers listed in Annex 5.1O are not sold, even if they are located at the Seller. These tools fall under the orders and deliveries regulated in clause 9.1, are the property of the tool suppliers until full payment has been made and must be manufactured by the tool suppliers as agreed with the Seller and accepted by the Seller. The Seller will how- ever transfer the expectant right in respect to the assets under this Section 5.1O. in accordance with Section 12.1.

Seite 15 von 72

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The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

5.11  Nicht verkauft sind ferner die in Anlage 5.11 auf-geführten weiteren ELABO-Maschinen “Verpa-ckungslinie” und “Trainingslinie” samt jeweiligem Zubehor, auch wenn sie sich bei der Verkauferin befinden. Der Kaufer hat für einen Zeitraum von bis zu zwei Monaten ab dem Vollzugstag die Ge-legenheit, mit ELABO über den Erwerb der Ma-schinen zu verhandeln. Soweit der Kaufer die Maschinen innerhalb dieses Zeitraumes nicht von ELABO erwirbt, wird der Kaufer unentgeltlich ELABO oder einem von ELABO benannten Drit-ten zu den Geschaftszeiten des Kaufers die Ma-schinen herausgeben bzw. Zugang zur Abholung der Maschinen gewahren. Eine Raumungspflicht besteht für den Verkauf er insoweit nicht. Darüber hinaus treffen den Kaufer keine Pflichten betref-fend diese Anlagen.

5.11  Furthermore, the other ELABO machines “packaging line” and “training line” listed in Annex 5.11 including the respective accessories, are not sold, even if they are located at the Seller’s premises. The Purchaser shall have the opportunity to negotiate the purchase of those machines with ELABO for a period of up to two months from the Closing Date. lnsofar as the Purchaser does not acquire the machines from ELABO within this period, the Purchaser shall hand over the machines to ELABO or to a third party designated by ELABO free of charge during the business hours of the Purchaser or grant access for the collection of those machines. The Seller shall not be obliged to vacate the premises in this respect. Beyond that, the Purchaser shall not be subject to any obligations concerning these machines.

6. Verkauf und Übereignung des Um-laufvermogens	6. Sale and transfer of ownership of current assets

6.1  Die Verkauferin verkauft hiermit und übereignet unter der aufschiebenden Bedingung der Durch-führung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 mit wirtschaftlicher Wirkung zum Stichtag an den dies annehmenden Kaufer samtliche der Verkau-ferin zuzuordnenden Vorrate im Sinne des § 266

6.1  The Sel/er hereby sells and assigns, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4 with economic effect as of the Effective Date to the Purchaser accepting the

Seite 16 von 72

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the English version is non-binding for convenience purposes.

Absatz 2 B. l. Nr. 1 bis 3 HGB (Roh-, Hilfs- und Betriebsstoffe, fertige und unfertige Erzeugnisse) (“Umlaufvermogen” genannt), sofern und so-weit das Umlaufvermogen am Vollzugstag vor-handen ist und sich im unbelasteten Eigentum der Verkauferin befindet oder die Verkauferin darüber am Vollzugstag verwertungsbefugt ist. Die Verkauferin hat Anfang Juli 2023 eine lnven-tur mit plausibilisierten Stichproben durchgeführt und diese lnventur weiter fortgeschrieben. Das Ergebnis einer von der Verkauferin am 9. Okto-ber 2023 elektronisch durchgeführten Bestands-aufnahme der Roh-, Hilfs-und Betriebsstoffe so-wie fertigen Erzeugnisse ist in der Anlage 6.1 zu-sammengefasst. Ferner tritt die Verkauferin un-ter der aufschiebenden Bedingung der Durchfüh-rung aller Vollzugshandlungen oder eines Ver-zichts hierauf nach MaBgabe der Ziffer 17.4 an den die Abtretungsangebote annehmenden Kau-fer samtliche, sich auf das Umlaufvermogen be-ziehende bzw. hiermit in Zusammenhang ste-hende Rechte und Ansprüche gegen Lieferan-ten, Versicherungen oder Schadiger, wie etwa Rechte aus Gewahrleistung, Ansprüche auf Schadenersatz, Versicherungsleistung etc., mit Wirkung zum Vollzugstag ab.

same all inventaries attributable to the Seller within the meaning of § 266 (2) B. l. No. 1 to 3 HGB (raw materials and supplies, finished goods and work in progress) (“Current Assets”), provided and to the extent that the Current Assets are available on the C/osing Date and are in the unencumbered ownership of the Seller or the Seller is authorized to dispose of them on the Closing Date. The Se/ler has carried out an inventory with plausible random samples at the beginning of July 2023 and has continuad to update this inventory. The result of an inventory of raw materials, consumables and supplies as well as finished goods carried out electronically by the Seller on October 9, 2023 is set forth in Annex 6.1. Furthermore, the Seller assigns to the Purchaser accepting the offers of assignment all rights and claims against suppliers, insurers or tortfeasors relating to or in connection with the Current Assets, such as rights under warranty, claims for damages, insurance benefits, etc., with effect as of the Closing Date, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with Clause 17.4.

6.2  lm Umlaufvermogen befinden sich auch Roh-, Hilfs- und Betriebsstoffe, fertige und unfertige Er-zeugnisse, die von der Verkauferin nach Stellung des lnsolvenzantrags am 26.06.2023 erworben wurden (“Neuware” genannt). In der Anlage 6.1 ist ebenfalls Neuware enthalten. Diese Neuware

6.2  Current Assets also include raw materials and supplies, finished goods and work in progress acquired by the Seller after the filing of the insolvency petition on June 26, 2023 (“new goods”). Annex 6.1

Seite 17 von 72

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wird von der Verkauferin ebenfalls verkauft und übereignet unter der aufschiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 an den dies annehmenden Kaufer, sofern und soweit die Neuwaren am Vollzugstag vor-handen ist und sich im Eigentum der Verkauferin befinden oder die Verkauferin darüber am Voll-zugstag verwertungsbefugt ist. Die Regelungen in Ziffer 6.1 finden auf die Neuware entspre-chende Anwendung.

also includes New Goods. These New Goods shall also be sold and transferred by the Seller subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4 to the Purchaser accepting the same, provided and to the extent that the New Goods are available on the Closing Date and are the property of the Seller or the Seller is authorized to dispose of them on the Closing Date The provisions in sec. 6.1 shall apply mutatis mutandis to the New Goods.

6.3  Die Regelungen in Ziff. 5 Absatze 2 bis 8 finden hinsichtlich des Verkaufs, der Übereignung und der Besitzeinraumung der Umlaufvermogen ge-maB vorstehenden Absatzen 1 und 2 entspre-chende Anwendung.

6.3  The provisions of Clause 5 (2) to (8) shall apply mutatis mutandis with respect to the sale, transfer and granting of possession of the current assets pursuant to the preceding Clauses (1) and (2).

6.4  Nicht mitverkauft ist solches Umlaufvermogen (einschlieBlich Neuware), das von Lieferanten trotz erfolgter Bestellung erst nach dem Voll-zugstag an die Verkauferin geliefert wird. Der Kaufer ist verpflichtet, solches nach dem Voll-zugstag von den Lieferanten geliefertes Umlauf-vermogen den Lieferanten und/ oder der Verkau-ferin unter der aufschiebenden Bedingung der Übernahme des diesem Umlaufvermogens zu Grunde liegenden Vertrages nach MaBgabe von Ziffer 9.1 abzunehmen und die Verkauferin von der Verpflichtung zur Kaufpreiszahlung gegen-über den Lieferanten vollumfanglich freizustel-len. Die Verkauferin tritt hiermit, vorbehaltlich des Eintritts aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4,

6.4  Not included in the sale are such assets (including new goods) which, despite having been ordered, are not delivered to the Seller by the Suppliers until after the Closing Date. Subject to the condition precedent that the Purchaser has assumed the contracts relating to these assets in accordance with clause 9.1, the Purchaser shall be obliged to take delivery of such current assets delivered by the suppliers after the Closing Date and to fully indemnify the Seller from the obligation to pay the purchase price to the suppliers. The Seller hereby assigns, subject to

Seite 18 von 72

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samtliche in diesem Zusammenhang bestehen-den Herausgabe- und sonstige Ansprüche an den dies annehmenden Kaufer ab. Die Verkau-ferin und der Kaufer stimmen darin überein, dass die Vorsteuer aus einer Zahlung des Kaufers an einen Lieferanten zur Ablósung einer von der Verkauferin vorgenommenen Bestellung dem Kaufer zusteht. Sofern der Lieferant seine Rech-nung jedoch an die Verkauferin ausstellt, werden die Verkauferin und der Kaufer alle erforderli-chen MaBnahmen unternehmen, damit der Vor-steuererstattungsanspruch insoweit dem Kaufer zukommt. lm Übrigen gelten die Regelungen in Ziffer 9 dieses Vertrages.

the occurrence of all enforcement acts or a waiver thereof in accordance with clause 17.4, all claims for surrender and other claims existing in this connection to the Purchaser accepting this. The Seller and the Purchaser agree that the Purchaser shall be entitled to the input tax resulting from a payment made by the Purchaser to a supplier in discharge of an order placed by the Seller. However, if the supplier issues its invoice to the Seller, the Seller and the Purchaser shall take all necessary measures to ensure that the Purchaser is entitled to the input tax refund. In all other respects, the provisions of clause 9 of this contract shall apply.

7. Verkauf und Abtretung von Ge-schaftsanteilen/Aktien	7. Sale and assignment of shares

7.1  Die Verkauferin verkauft hiermit unter der auf-schiebenden Bedingung der Durchführung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 an den dies an-nehmenden Kaufer mit wirtschaftlicher Wirkung zum Stichtag die Geschaftsanteile an der ABL (Shanghai) CO. Ltd, ABL Morocco und ABL Nederland B.V, die die Verkauferin jeweils halt. Ein Verlustausgleich durch die Verkauferin findet nicht statt. Die Verkauferin stimmt sich mit dem Mitgesellschafter bei der ABL Morocco S.A. di-rekt ab.

7.1  The Seller hereby sells, subject to the condition precedent of the performance of all Closing Actions or a waiver thereof in accordance with clause 17.4 with economic effect as of the Effective Date the shares in ABL (Shanghai) CO. Ltd, ABL Morocco and ABL Nederland B.V., each of which is held by the Seller. There will be no loss compensation by the Seller. The Seller coordinates directly with the co-shareholder in ABL Morocco S.A.

Seite 19 von 72

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7.2  Nach Eintritt aller Vollzugshandlungen oder ei-nes Verzichts hierauf nach MaBgabe der Ziffer 17.4 übertragt die Verkauferin samtliche Ge-schaftsanteile an der ABL (Shanghai) CO. Ud, ABL Morocco S.A. und ABL Nederland B.V an den Kaufer durch separate Übertragungsver-trage. Die Übertragungsvertrage sallen schnellstm6glich nach dem Vollzugstag abge-schlossen werden.

7.2  After the occurrence of all Closing Actions or a waiver thereof in accordance with sec. 17.4 the Seller shall transfer all shares in ABL (Shanghai) CO. Ud, ABL Morocco S.A. and ABL Nederland B.V. to the Purchaser by separate transfer agreements. The transfer agreements shall be concluded as soon as possible after the Closing Date.

7.3  Auf die Übertragungsvertrage gemaB vorstehen-dem Absatz 2 soll das für die jeweilige Tochter-gesellschaft maBgebliche Recht (lex reí sitae) Anwendung finden. Sofern der Verkauf und die Übertragung samtlicher Geschaftsanteile/Aktien an der ABL (Shanghai) CO. Ud, ABL Morocco S.A. und ABL Nederland B.V nach zwingendem auslandischen Recht, dem Gesellschaftsstatut o-der den jeweiligen Gesellschaftsvertragen wei-tere Handlungen, Erklarungen oder sonstige MaBnahmen erfordern, verpflichten sich die Ver-kauferin und der Kaufer, diese unverzüglich durchzuführen. Alle damit verbundenen Kosten tragt der Kaufer.

7.3  The transfer agreements referred to in paragraph 2 above shall be governed by the law applicable to the respective Subsidiary (lex rei sitae). 1nsofar as the sale and transfer of all shares in ABL (Shanghai) CO. Ud, ABL Morocco S.A. and ABL Nederland B.V require further actions, declarations or other measures under mandatory foreign law, the company statutes or the respective articles of association, the Seller and the Purchaser undertake to carry these out without delay. AII related costs shall be borne by the Purchaser.

7.4.   Soweit der Verkauferin zustehende Geschafts-anteile, aus welchen Gründen auch immer, nicht gemaB Ziffer 7.2. nach dem Vollzugstag auf den Kaufer übertragen werden (pfand- und lasten-frei), hat die Verkauferin dem Kaufer den Teil des Kaufpreises, der auf die betroffenen Geschafts-anteile entfallt, unverzüglich zurückzuzahlen. Darüberhinausgehende Ansprüche/Ersatzan-sprüche des Kaufers jeglicher Art gegenüber der Verkauferin sind ausgeschlossen.

7.4  lnsofar as Shares to which the Seller is entitled are, for whatever reason, not transferred to the Purchaser according to clause 7.2. after the Closing Date (free of liens and charges), the Seller shall reimburse to the Purchaser the part of the Purchase Price attributable to such Shares without undue delay. Any further claims/replacement claims of the Purchase of any kind against the Seller are excluded.

Seite 20 von 72

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the English version is non-binding for convenience purposes.

8. Verkauf und Übertragung von imma-teriellen Vermogensgegenstanden	8. Sale and transfer of intangible assets

8.1  Die Verkauferin verkauft hiermit und übertragt unter der aufschiebenden Bedingung der Durch-führung aller Vollzugshandlungen oder eines Verzichts hierauf nach MaBgabe der Ziffer 17.4 mit wirtschaftlicher Wirkung zum Stichtag an den dies annehmenden Kaufer die in den Anlagen 8.1. zu diesem Vertrag aufgeführten immateriel-len Vermogensgegenstande einschlieBlich der gewerblichen Schutzrechte wie Marken, Unter-nehmenskennzeichen, Geschmack- und Ge-brauchsmuster, Rechte an Urheberrechten, ln-ternetdomains und ahnliche Rechte und Lizen-zen an solchen Rechten, jeweils soweit diese am Vollzugstag im unbelasteten Eigentum der Ver-kauferin stehen oder die Verkauferin darüber am Vollzugstag verwertungsbefugt ist. Ferner ver-kauft und übertragt die Verkauferin das spezifi-sche Know-how, Eigentums-und Nutzungs-rechte an Erfindungen, Betriebs-und Geschafts-geheimnisse, technisches Erfahrungsgut und sonstige immaterielle Gegenstande, insbeson-dere die Geschafts-und Firmenwerte (‘‘immate-rielle Vermogensgegenstande” genannt), je-weils soweit diese am Vol/zugstag im unbelaste-ten Eigentum der Verkauferin stehen oder die Verkauferin darüber am Vollzugstag verwer-tungsbefugt ist. Der Kaufer ist allein dafür verant-wortlich und hat die Verpflichtung, die Eintragung der immateriellen Vermogensgegenstande und ihrer Abtretung in etwaigen Registern sicherzu-stellen, und hat alle Kosten zu tragen, die im Zu-sammenhang mit solchen Registereintragungen anfallen. Der Kaufer hat unverzüglich nach dem Vollzugstag alle Erklarungen abzugeben und alle MaBnahmen vorzunehmen, die notwendig sind, um die Übertragung der immateriellen Vermo-gensgegenstande, die in Registern eingetragen sind, auf ihn eintragen zu lassen, und tragt die

8.1  The Seller hereby sells and transfers, subject to the condition precedent of the performance of ali Closing Actions or a waiver thereof in accordance with clause 17.4 with economic effect as of the Effective Date to the Purchaser accepting the same, the intangible assets listed in Annexes 8.1. to this Agreement, including the industrial property rights such as trademarks, company lagos, design and utility models, rights to copyrights, internet domains and similar rights and licenses to such rights, in each case to the extent that they are in the un- encumbered ownership of the Seller on the Execution Date or the Seller is authorized to dispose of them on the Closing Date. Further-more, the Seller sells andtransfersthe specific know-how,property rights and rights to use inventions, trade and business secrets, technical experience and other intangible assets, in particular the goodwill (“Intangible Assets”), in each case to the extent that they are in the unencumbered ownership of the Seller on the Execution Date or the Seller is authorized to dispose of them on the Closing Date. Purchaser shall be solely responsible for and shall have the obligation to ensure the registration of the Intangible Assets and their assignment in any registers and shall bear ali costs incurred in connection with

Seite 21 von 72

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The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

Kosten, die im Zusammenhang mit diesen Erklarungen und MaBnahmen anfallen. Soweit eine solche Eintragung Erklarungen und/oder MaBnahmen der Verkauferin erfordern, gibt die Verkauferin diese Erklarungen ab und ergreift diese MaBnahmen, soweit der Kaufer dies schriftlich-per E-Mail ausreichend-verlangt und die entsprechenden Kosten übernimmt. Vorstehende Regelungen zur Mitwirkung und Kostentragung gelten auch für etwaige weitere erforderlichen Erklarungen und MaBnahmen der Verkauferin, die für eine Übertragung von immateriellen Vermogensgegenstanden anfallen, mit Ausnahme von eigenen Beraterkosten, die die Verkauferin selbst tragt.

such register entries. Purchaser shall, promptly after the Closing Date, make all declarations and take all actions necessary to have the transfer of the Intangible Assets recorded in registers entered in its name and shall bear all costs incurred in connection with such declarations and actions. To the extent that such registration requires declarations and/or measures by the Seller, the Seller shall make such declarations and take such measures to the extent requested in writing - by e-mail sufficient - by the Purchaser and shall bear the corresponding costs. The above provisions on cooperation and bearing of costs shall also apply to any further declarations and measures of the Seller required for a transfer of Intangible Assets, with the exception of the Seller’s own consultancy costs, which shall be borne by the Seller itself.

8.2  Die Verkauferin ist vier Wochen nach dem Voll-8.2 zug nicht mehr berechtigt, die Firma ,,ABL GmbH” im Geschaftsverkehr zu nutzen. Die Verkauferin wird sicherstellen, dass die Satzung der Verkauferin unverzüglich nach dem Vollzug der Transaktion durch einen notariell beurkundeten Gesellschafterbeschluss im Hinblick auf die Firmierung geandert wird und eine neue Satzung beim zustandigen Handelsregister eingereicht wird. Die hierdurch entstehenden Kosten tragt die Verkauferin.

8.2  The Seller shall no longer be entitled to use the name “ABL GmbH” in business transactions for tour weeks after the Closing. The Seller shall ensure that the articles of association of the Vendor are amended with regard to the company name by a notarized shareholders’ resolution without undue delay after the closing of the transaction and that new articles of association are filed with the competent commercial register. The Seller

Seite 22 von 72

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The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

8.3  Vom Vollzugstag an ist der Kaufer ausschlieBlich dafür verantwortlich und muss sicherstellen, dass die Nutzung, die Erweiterungen und Verlan-gerungen, die Aufrechterhaltung und andere not-wendigen VorsorgemaBnahmen für die immate- riellen Vermogensgegenstande sowie zukünftige Anmeldungen im Zusammenhang mit den imma-teriellen Vermogensgegenstanden in rechtmaBi-ger Weise erfolgen, und hat alle in dieser Hin-sicht anfallenden Kosten zu tragen.

8.3  As of the Closing Date, Purchaser shall be solely responsible for and shall ensure that the use, extensions and renewals, maintenance and other necessary precautionary measures for the Intangible Assets as well as future filings in connection with the Intangible Assets are made in a lawful manner and shall bear all costs incurred in this respect.

Die Verkauferin ist bis zum Vollzugstag dafür ver-antwortlich und muss sicherstellen, dass die Nut-zung, die Erweiterung und Verlangerung, die Aufrechterhaltung und andere notwendigen Vor-sorgemaBnahmen für die immateriellen Vermo-gensgegenstanden im Zusammenhang mit den immateriellen Vermogensgegenstanden bis zum Vollzugstag stets rechtzeitig erfolgen.

Seller shall be responsible until the Closing Date and shall ensure that the use, extension and renewal, maintenance and other necessary precautionary measures for the Intangible Assets are made in due time by the Seller until the Closing Date.

8.4  Soweit der Verkauferin zustehende, von ihr ge-nutzte gewerbliche Schutzrechte im Sinne des§ 266 Absatz 2 A. l. Nr. 1 und Nr. 2 HGB aus wel-chen Gründen auch immer nicht in den Anlagen 8.1. aufgeführt sind, diese nach dem wirtschaft-lich Gewollten aber auf den Kaufer übertragen worden sein sollten, gelten diese gewerblichen Schutzrechte als mitübertragen und verkauft, so-fern diese tatsachlich im Eigentum der Verkaufe-rin stehen oder die Verkauferin darüber am Voll-zugstag verwertungsbefugt ist.

8.4  lnsofar as industrial property rights to which the Seller is entitled and which it uses within the meaning of § 266 (2) A. 1. No. 1 and No. 2 of the German Commercial Code (HGB) are not listed in Annex 8.1 for whatever reason, but should have been transferred to the Purchaser according to the economic intention, these industrial property rights shall be deemed to have been transferred and sold as well, provided that they are actually owned by the Seller or is authorized to dispose of them on the Closing Date.

Seite 23 von 72

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The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

8.5  Soweit der Verkauferin zustehende, von ihr ge-nutzte gewerbliche Schutzrechte im Sinne des§ 266 Absatz 2 A. l. Nr. 1 und Nr. 2 HGB in den Anlagen 8.1. aufgeführt sind, aber, aus welchen Gründen auch immer, nicht am Vollzugstag auf den Kaufer übertragen werden (pfand-und las-tenfrei), hat die Verkauferin dem Kaufer den Teil des Kaufpreises, der auf das betroffene gewerb-liche Schutzrecht entfallt, unverzüglich zurückzu-zahlen. Darüber hinausgehende Ansprüche/Er-satzansprüche des Kaufers jeglicher Art gegen-über der Verkauferin sind ausgeschlossen.

8.5  lnsofar as industrial property rights to which the Seller is entitled and which it uses within the meaning of § 266 (2) A. 1. No. 1 and No. 2 of the German Commercial Code (HGB) are listed in Annex 8.1 but are, for whatever reason, not transferred to the Purchaser on the Closing Date (free of liens and charges), the Seller shall reimburse to the Purchaser the part of the Purchase Price attributable to such industrial property right without undue delay. Any further claims/replacement claims of the Purchase of any kind against the Seller are excluded.

8.6  Die Verkauferin wird Kundendaten, insbeson-dere Daten von natürlichen Personen, nur in dem rechtlich zulassigen und in dem für die Fortfüh-rung des Geschaftsbetriebs durch den Kaufer er-forderlichen Umfang herausgeben. Die Parteien werden die Vertragspartner der Verkauferin nach Unterzeichnung dieses Vertrages über den Ver-kauf im Zusammenhang mit den Anschreiben an die Vertragspartner nach Ziffer 9 informieren.

8.6.   The Seller shall disclose customer data, in particular data of natural persons, only to the extent permitted by law and to the extent necessary for the Buyer to continue its business operations. The parties shall inform the contractual partners of the Seller about the sale after signing this Agreement in connection with the letters to the contractual partners pursuant to Section 9.

Den Kunden, bei denen kein laufendes Vertrags-verhaltnis zur Übernahme nach Ziffer 9 ansteht und mit denen die Verkauferin nicht langer als drei Jahre vor dem Vollzugstag in aktiver Ge-schaftsverbindung stand, bietet die Verkauferin im Wege einer Opt-Out-Losung, die Moglichkeit einer Datenübertragung auf den Kaufer mit einer angemessenen Frist zu widersprechen an. Die

The customers, for whom there is no current contractual relationship to be taken over according to clause 9 and with whom the Seller has not had an active business relationship for more than three years prior to the date of execution, will be offered by the Seller the opportunity to object to the transfer of data to the purchaser by way of an optout solution with a reasonable period of notice. Customers who are part of

Seite 24 von 72

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The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

Kunden, die zu dem Kundenstamm der Verkiiu- terin gehoren, jedoch langer als drei Jahre vor dem Vol/zugstag nicht mehr aktiv die Dienste der Verkiiuferin genutzt haben, wird die Verkiiuferin eine groBzügig befristete und einfach auszu-übende M6glichkeit einraumen, einer weiteren Datenverarbeitung durch den Kiiufer zu wider-sprechen. Die Parteien sind verpflichtet, samtli-che anwendbaren datenschutzrechtlichen Vor-schriften einzuhalten und etwaig widerrechtlich erhaltene Kundendaten zu 16schen.

the Seller’s customer base, but who have not actively used the Seller’s services for more than three years prior to the Closing Date, shall be given a generous and easily exercisable opportunity by the Sellar to object to further data processing by the Purchaser. The parties are obligad to comply with all applicable data protection regulations and to delate any customer data obtained unlawfully.

9. Übernahme von Vertragen / Voraus-zahlungen / Sicherheiten	9. Assumption of contracts / advance payments / securities

9.1 Bestellungen und Lieferantenvertrage	9.1 Purchase orders and supplier contracts

9.1.1  Die Verkauferin ist Partei von in Anlage 9.1.1. nicht notwendigerweise abschlieBend aufge-führten, zum Tag der Unterzeichnung dieses Vertrages (Unterzeichnungstag) noch nicht vollstandig erfüllten und/oder schlussgerechne-ten Bestellungen und Vertragen bei/mit Liefe-ranten. Die Verkauferin wird - soweit dies für die Verkauferin untar Berücksichtigung der lnsol-venzbedingungen logistisch machbar ist - dem Kaufer am Vollzugstag eine auf den Stichtag fortgeschriebene Anlage 9.1.1. vorlegen.

9.1.1  The Sellar shall be a party to orders and contracts with suppliers which are not necessarily exhaustively listad in Annex 9.1.1 and which have not yet been completely ful filled and/or finally invoiced as of the date of signing of this Agreement (Signing Date). The Sellar shall to the extent logistically feasible for the Sellar taking into account the insolvency conditions submit to the Purchaser on the Closing Date an Annex 9.1.1. updated to the Effective Date.

Seite 25 von 72

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the English version is non-binding for convenience purposes.

9.1.2  Der Kaufer wird der Verkauferin innerhalb von 14 Tagen nach dem Unterzeichnungstag mitteilen, welche der noch nicht vollstandig erfüllten und/o-der schlussgerechneten Bestellungen und Ver-tragen bei/mit Lieferanten er übernehmen mochte (Übernommene Bestellungen und Lie-ferantenvertrage), wobei der Kaufer insoweit kein Wahlrecht hinsichtlich der Vertrage hat, die die Verkauferin ab dem 26.06.2023 abgeschlos-sen hat.

9.1.2  The Purchaser shall notify the Sellar within 14 days after the Signing Date which of the orders and contracts with suppliers of the Sellar which have been executed but not yet completely fulfilled and/or finally invoiced it wishes to assume (Accepted Orders and Supplier Contracts), whereby the Purchaser has no right of choice in this respect with regard to the contracts concluded by the Seller as of 26.06.2023.

9.1.3  Der Kaufer tritt mit wirtschaftlicher Wirkung zum Stichtag vorbehaltlich der Zustimmung der betroffenen Lieferanten (für deren Ertei-lung oder Erlangung die Verkauferin in kei-ner Weise haftet), in samtliche Übernomme-nen Bestellungen und Lieferantenvertrage im Wege der Vertragsübernahme mit schuld-befreiender Wirkung in Bezug auf Verbind-lichkeiten, die nach dem Stichtag fallig wer-den, aber ausschlieBlich der Haftung für ei-nen Verzug oder VertragsverstoB der Ver-kauferin vor dem Stichtag, ein. Die Vertrags-übernahme erfolgt nach MaBgabe der fol-genden Bestimmungen:

9.1.3  The Purchaser shall, with economical effect as of the Effective Date, subject to the consent of the Suppliers concerned (for the granting or obtaining of which the Seller shall not be liable in any way), enter into all Accepted Orders and Supplier Contracts by way of assumption of contract with debt-discharging effect in relation to obligations falling due after the Effective Date, but without any liability for any default or breach of contract of the Seller prior to the Effective Date. The assumption of the contract shall take place in accordance with the following provisions:

(i) Der Ka.ufer übernimmt keine lnsolvenzforde-(§ 38 lnsO).	(i) The Purchaser shall not assume rungen any insolvency claims (§ 38 lnsO).

(ii) Ansprüche und sonstige Rechte (inklusive Ge-wahrleistungsansprüche) aus den Übernom-menen Bestellungen und Lieferantenvertra.gen übernimmt der Ka.ufer.	(ii) Claims and other rights (including warranty claims) arising from the Accepted Orders and Supplier Contracts sha/1 be assumed by the Purchaser.

(iii) Von der Verka.uferin geleistete, am Stichtag noch nicht durch entsprechende Leistungser-bringung verbrauchte Anzahlungen (§ 266 Abs.	(iii) Prepayments made by the Seller but not yet used up by respective performance on the Effective Date

Seite 26 von 72

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the English version is non-binding for convenience purposes.

2, A. l. Nr. 4, A. 11. Nr. 4, B. l. Nr. 4 HGB) sowie im Hinblick auf die Übernommenen Bestellun-gen und Lieferantenvertrage von der Verkaufe-rin gebildete, am Stichtag bestehende aktive Rechnungsabgrenzungsposten (§§ 250 Abs. 1, 266 Abs. 2 C. HGB) werden von dem Kaufer übernommen. Ziffer 9.1.3. bleibt un berührt.

(§ 266 (2), A. l. No. 4, A. 11. No. 4, B. l. No. 4 HGB) as well as prepaid expenses formed by the Sel/er in respect of the Accepted Orders and Supplier Contracts and existing on the Effective Date (Secs. 250 (1), 266 (2) C. HGB) shall be taken over by the Purchaser. Clause 9.1.3. shall remain unaffected.

9.1.4  Der Kaufer wird ab dem Unterzeichnungstag versuchen, von den jeweiligen Vertragspart-nern der Übernommenen Bestellungen und Lieferantenvertragen unverzüglich eine Geneh-migung gema.B § 415 Absatz 1 8GB einzuho len. Die Verkauferin wird den Kaufer hierbei in zumutbarer Weise wie mit einem gemeinsam abgestimmten Schreiben (vgl. Ziffer 8.6) unter-stützen. Der Kaufer und die Verkauferin werden sich wahrend des Zeitraums, bis die Zustim-mung des Lieferanten erteilt ist und für den Fall, dass ein Lieferant die Zustimmung verweigert, soweit rechtlich zulassig, im lnnenverhaltnis ab dem Vollzugstag in Bezug auf diesen Vertrag so stellen, als ob der Lieferant seine Zustim-mung erteilt hatte.

9.1.4  As of the Signing Date, Purchaser shall attempt to obtain approval pursuant to § 415 (1) of the German Civil Code (8GB) from the respective contractual partners of the Accepted Orders and Supplier Contracts without undue delay. The Seller sha/1 support the Purchaser in this respect in a reasonable manner like with a jointly agreed letter (cf. clause 8.6). The Purchaser and the Seller sha/1, during the period until the consent of the Supplier is granted and in the event that a Supplier refuses to grant consent, to the extent legally permissible, place themselves in the internal relationship as of the Closing Date with respect to this Agreement as if the Supplier had granted its consent.

9.1.5  Sollte im Einzelfall die Einholung der Zustim-Dritter zur Ver tragsübernahme nach vorstehender Ziffer 9.1.4. nicht innerhalb von 14 (vierzehn) Tagen ab der Anfrage der Verkauferin erteilt werden, so ist die Verkauferin berechtigt, den jeweiligen Vertrag zum nachstmoglichen

9.1.5  lf, in an individual case, the conmungsent of a third party to the assumption of the contract pursuant to clause 9.1.4. above is not obtained within 14 (fourteen) days of the Sellers request, the Seller shall be entitled to termínate the

Seite 27 von 72

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the English version is non-binding for convenience purposes.

Zeitpunkt zu kündigen oder ein ihr nach der ln solvenzordnung zustehendes Wahlrecht (im Ein-vernehmen mit dem Sachwalter - § 279 lnsO) auszuüben. Fordert der betroffene Dritte die Ver kauferin gemaB § 103 Abs. 2 Satz 2 lnsO zur Ausübung des Wahlrechts bezüglich eines Liefe rantenvertrages auf, so ist die Verkauferin be rechtigt, ihr Wahlrecht (im Einvernehmen mit dem Sachwalter - § 279 lnsO) nach vorheriger Mitteilung an den Kaufer unverzüglich im Sinne des § 103 Abs. 2 Satz 2 lnsO auszuüben.

Für den Fall, dass sich Vertragspartner von ab dem 26.06.2023 geschlossenen Vertragen mit einer Vertragsübernahme durch den Kaufer nicht einverstanden erklaren, verpflichtet sich der Kau-fer gegenüber der Verkauferin im lnnenverhalt-nis, die Verpflichtungen aus diesen Vertragen, die ab dem Stichtag fallig werden, zu überneh-men und die Verkauferin hierven freizustellen; dieses gilt entsprechend für die in Ziffer 3.1O be schriebenen ELABO-Vertrage und die in Ziffer 3.11 beschriebenen Vertrage.

respective contract as of the next possible date orto exercise a right of election to which it is entitled under the lnsolvency Code (in agreement with the administrator § 279 lnsO). lf the third party concerned requests the Seller pursuant to § 103 (2) sentence 2 lnsO to exercise the right of election with respect to a supplier contract, the Se//ershall be entitled to exercise its right of election (in agree ment with the administrator - § 279 lnsO) without undue delay within the meaning of § 103 (2) sentence 2 lnsO after prior notification of the Purchaser.

In the event that contracting parties to contracts concluded after June 26, 2023 do not agree to the Purchaser taking over the contract, the Purchaser undertakes vis-a-vis the Seller in the interna! relationship to assume the obligations arising from these contracts which fall due as of the effective date and to release the Seller therefrom; this shall apply mutatis mutandis to the ELABO contracts described in clause 3.1O and the contracts described in Clause 3.11.

9.1.6  Der Abschluss von neuen Bestellungen und Ver-tragen bei/mit Lieferanten zwischen dem Unter-zeichungs-und dem Vollzugstag mit einem Wert von mehr als netto 100.000 EUR pro Bestellung bedarf der vorherigen Zustimmung des Kaufers. Der Kaufer übernimmt auch alle zum Vollzugstag neuen Bestellungen und Vertragen bei/mit Liefe ranten, denen er vorher zugestimmt hat, nach MaBgabe dieser Ziffer 9.1.

9.1.6  The conclusion of new orders and contracts with suppliers between the Signing Date and the Closing Date with a value of more than net 100.000 EUR for each order shall require the prior consent of the Purchaser. The Purchaser shall also assume all new orders and contracts with suppliers as of the Closing Date the Purchaser has consented to in accordance with this Section 9.1.

Seite 28 von 72

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9.1.7. Hinsichtlich der ELABO-Vertrage EM 4 gilt er-ganzend Ziffer 3.1O.	9.1.7. With regard to the ELABO contracts EM 4, clause 3.1O shall apply additionally.

9.2 Kundenvertrage; Vertragsangebote	9.2 Customer contracts; contract offers

9.2.1  Die Verkauferin ist Partei von in Anlage 9.2.1. je-weils nicht notwendigerweise abschlieBend auf-geführten, zum Unterzeichnungstag noch nicht vollstandig erfüllten und schlussgerechneten Kundenvertragen einschlieBlich Vertragsange-boten. Die Verkauferin wird - soweit dies für die Verkauferin unter Berücksichtigung der lnsol-venzbedingungen logistisch machbar ist - dem Kaufer am Vollzugstag eine auf den Stichtag fort-geschriebene Anlagen 9.2.1. vorlegen.

9.2.1  The Seller shall be a party to custemer contracts including contract offers not yet fully performed and finally invoiced as of the Signing Date each of which is not necessarily exhaustively listed in Annex 9.2.1. The Se//er sha11 - to the extent logistically feasible for the Seller taking into account the insolvency conditions - submit to the Purchaser on the Closing Date an Annex 9.2.1. updated to the Effective Date.

9.2.2  Der Kaufer wird der Verkauferin innerhalb von 14 Tagen nach dem Unterzeichnungstag mitteilen, welche der noch nicht vollstandig erfüllten und/o-der schlussgerechneten Kundenvertrage ein-schlieBlich Vertragsangeboten der Verkauferin er übernehmen mochte (Kundenvertrage), wo-bei der Kaufer insoweit kein Wahlrecht hinsicht-lich der Vertrage hat, die die Verkauferin ab dem 26.06.2023 abgeschlossen hat.

9.2.2  The Purchaser shall notify the Seller within 14 days after the Signing Date which of the customer contracts including contract offers of the Seller not yet fully performed and/or finally invoiced as of the Signing Date it wishes to assume (Customer Contracts) whereby the Purchaser has no right of choice in this respect with regard to the contracts concluded by the Seller as of 26.06.2023.

9.2.3 Der Kaufer tritt mit wirtschaftlicher Wirkung ab dem Stichtag, vorbehaltlich der Zustimmung der betroffenen Kunden (für deren Erteilung oder Er-langung die Verkauferin in keiner Weise haftet),	9.2.3 The Purchaser sha/1 enter into all Customer Contracts by way of con-tract assumption with debt-discharging effect in relation to deliv-ery obligations falling due after the

Seite 29 von 72

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the English version is non-binding for convenience purposes.

in samtliche Kundenvertrage im Wege der Ver-tragsübernahme mit schuldbefreiender Wirkung bezüglich der nach dem Stichtag fallig werden Lieferverpflichtungen, jedoch ohne Haftung für einen bereits eingetretenen Lieferverzug oder VertragsverstoB der Verkauferin vor dem Stich-tag ein. Die Vertragsübernahme erfolgt nach MaBgabe der folgenden Bestimmungen:

Effective Date, but without any liability for any default or breach of contract prior to the Effective Date of the Seller with economic effect from the Effective Date, subject to the consent of the affected customers (for the granting or obtaining of which the Sel/er shall not be liable in any way). The transfer of the contract shall take place in accordance with the following provisions:

(i)  Der Kaufer übernimmt alle Verbindlichkeiten und sonstigen Verpflichtungen, es sei denn, bei die-sen handelt es sich um lnsolvenzforderungen (§ 38 lnsO) und soweit nicht anders in Ziffer 9.2.3 geregelt.

(i) The Purchaser shall assume all liabilities and other obligations, unless insolvency claims (§ 38 lnsO) and unless otherwise provided for in clause 9.2.3.

(ii)  Ansprüche und sonstige Rechte (inklusive For-derungen aus Lieferungen und Leistungen) aus den Kundenvertragen übernimmt der Kaufer, ausgenommen Ansprüche, für die die Verkaufe-rin bis einschlieBlich zum Stichtag die entspre-chende Gegenleistung erbracht hat.

(ii)  Claims and other rights (including claims from deliveries and services) arising from the Customer Agreements shall be assumed by the Purchaser, with the exception of claims for which the Seller has wprovided the corresponding consideration up to and including the Effective Date.

(iii)   Von der Verkauferin erhaltene, am Stichtag aber noch nicht verrechnete oder verbrauchte Anzah-lungenNorauskassen betreffend die Kundenver-trage sind von der Verkauferin nachdem der je-weilige Kunde der Vertragsübernahme zuge-stimmt hat, an den Kaufer auszukehren. Glei-ches gilt für erhaltene AnzahlungenNorauskas-sen zwischen dem Stichtag und dem Vollzugs-tag. Eine Berücksichtigung der Anzahlun-genNorauskassen erfolgt auch bei der Bewer-tung der fertigen und unfertigen Waren des Um-laufvermogens.

(iii)   Deposits/advance payments received by the Seller but not yet settled or used on the Effective Date with respect to the customer contracts shall be paid to the Purchaser. The same applies to advanee payments/advance payments received between the Effective Date and the Closing Date. Deposits/advance payments are also taken into account in the valuation of finished goods and work in progress included in current assets.

Seite 30 von 72

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(iv) Soweit Kunden der Verkauferin gegenüber dem Kaufer Gewahrleistungsansprüche aus Lieferun-gen und Leistungen der Verkauferin vor dem Stichtag geltend machen, kann der Kaufer die Verkauferin darüber informieren und mit Zustim-mung der Verkauferin diese Gewahrleistungsan-sprüche erfüllen. Dem Kaufer steht dafür bei Zu-stimmung gegenüber der Verkauferin ein Erstat-tungsanspruch in Hohe der dem Kaufer dafür je-weils entstandenen Selbstkosten zu, die die Ver-kauferin nach Erbringung der Leistungen und ordnungsgemaBer Rechnungsstellung zu erstat-ten hat.

(iv) lnsofar as customers of the Seller assert warranty claims against the Purchaser arising from deliveries and services of the Seller prior to the Effective Date, the Purchaser may inform the Seller thereof and, with consent of the Seller, may fulfill such warranty claims. For this purpose with consent, the Purchaser shall be entitled to a reimbursement claim against Seller in the amount of the cost price incurred by Purchaser in each case, which shall be reimbursed by Seller after performance of the services and proper invoicing.

9.2.4  Ziffer 9.1.4. und Ziffer 9.1.5. gelten entsprechend. Sollte es dem Kaufer bei einzelnen Kunden, bei denen die Erklarung nach § 103 lnsO nicht mog-lich ist, nicht gelingen, deren Zustimmung zur Auftragsübernahme zu erhalten, bietet der Kau-fer an, die Vertrage namens und im Auftrag der Verkauferin zu erfüllen. Dem Kaufer stehen hier-für als Gegenleistung die Vergütungen zu, die die Verkauferin für diese Leistungen erhalt und die umgehend an den Kaufer abzuführen sind.

9.2.4  Paragraph 9.1.4. and paragraph 9.1.5. shall apply accordingly. In the case of individual customers for whom the declaration pursuant to Section 103 of the lnsO is not possible, the Purchaser should to accept the order, the Purchaser shall offer to perform the contracts in the name of and on behalf of the Seller. In return, the Purchaser shall be entitled to the remuneration which the Seller receives for these services and which is to be transferred to the Purchaser.

9.2.5  Der Abschluss von Kundenvertragen sowie die Abgabe von Vertragsangeboten durch die Ver-kauferin zwischen dem Unterzeichnungs-und Vollzugstag setzt die vorherige Zustimmung des Kaufers voraus, sofern derartige Vertrage nicht zu marktüblichen Bedingungen abgeschlossen werden oder der Kundenvertrag oder das Ange-bot einen Wert von jeweils 5 Mio. EUR über-schreitet. Der Kaufer übernimmt auch alle zum Vollzugstag noch nicht vollstandig erfüllten und schlussgerechneten Kundenvertragen ein-schlieBlich Vertragsangeboten, denen er vorher zugestimmt hat, nach MaBgabe dieser Ziffer 9.2.

9.2.5  The conclusion of customer contracts as well as any new offers made by the Seller between the Signing Date and the Closing Date shall require the prior consent of the Purchaser, if and when such contracts are not concluded under market standard conditions or such customer contract or offer exceeds a value of EUR 5 million each. The Purchaser shall also assume all

Seite 31 von 72

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customer contracts and contract offers of the Seller not yet fully performed and/or finally invoiced as of the Closing Date the Purchaser has consented to in accordance with this Section 9.2.

9.3 Dauerschuldverhaltnisse und sonstige Ver-trage; Mietvertrage	9.3 Continuing obligations and other contracts; rental agreements

9.3.1  Die Verkauferin ist Partei von in Anlage 9.3.1 je-weils nicht notwendigerweise abschlieBend auf-geführten Dauerschuldverhaltnissen und sonsti-gen Vertragen, (samtliche am Unterzeichnungs-tag bestehende Dauerschuldverhaltnisse und sonstige Vertrage der Verkauferin - “Dauer- schuldverhaltnisse’l Die Verkauferin wird - so-weit dies für die Verkauferin unter Berücksichti-gung der lnsolvenzbedingungen logistisch mach-bar ist - dem Kaufer am Vollzugstag eine auf den Stichtag fortgeschriebene Anlagen 9.3.1. vorle-gen.

9.3.1  The Seller shall be a party to continuing obligations and other contracts not necessarily exhaustively listed in Annex 9.3.1 (all continuing obligations and other contracts of the Seller existing on the Signing Date - “continuing obligations”). The Seller shall - to the extent logistically feasible for the Seller taking into account the insolvency conditions - submit to the Purchaser on the Closing Date an Annex 9.3.1. updated to the Effective Date.

9.3.2  Der Kaufer wird der Verkauferin innerhalb von 14 Tagen nach dem Unterzeichnungstag mitteilen, welche der Dauerschuldverhaltnisse er nicht übernehmen mochte. Alle übrigen Dauerschuld-verhaltnisse “Übernommene Dauerschuldver-haltnisse”.

9.3.2  The Purchaser shall notify the Seller within 14 days after the signing date which of the continuing obligations it wishes not to assume. All other continuing obligations “Assumed Continuing Obligations”.

9.3.3  Der Kaufer tritt mit wirtschaftlicher Wirkung zum Stichtag, vorbehaltlich der Zustimmung der be-troffenen Vertragspartner (für deren Erteilung o-der Erlangung die Verkauferin in keiner Weise haftet), in samtliche Übernommenen Dauer-schuldverhaltnisse im Wege der Vertragsüber-nahme mit schuldbefreiender Wirkung für die Verkauferin ein. Die Vertragsübernahme erfolgt nach MaBgabe der Bestimmungen der Zif-fern 9.1.3(i), 9.1.3 (ii), 9.1.3 (iii), jeweils in ent- sprechender Anwendung.

9.3.3  The Purchaser shall enter into all Assumed Continuing Obligations by way of assumption of the contract with debt-discharging effect for the Seller with economic effect as of the Effective Date, subject to the consent of the contracting parties concerned (for the granting or obtaining of which the Seller shall not

Seite 32 von 72

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be liable in any way). The Assumption of Contract shall take place in accordance with the provisions of Clause 9.1.3(i), 9.1.3 (ii), 9.1.3 (iii) and, in each case in corresponding application.

9.3.4 Ziffer 9.1.4. und Ziffer 9.1.5. gelten entspre-chend.	9.3.4 Clause 9.1.4. and Clause 9.1.5. apply accordingly

9.3.5. Der Abschluss von neuen Dauerschuldverhalt-nissen und sonstigen Vertragen zwischen dem Unterzeichnungs- und Vollzugstag durch die Verkauferin bedarf der vorherigen Zustimmung des Kaufers (Neue Dauerschuldverhaltnisse). Der Kaufer übernimmt auch alle Neue Dauer-schuldverhaltnisse nach MaBgabe dieser Ziffer 9.3.

9.3.5. The conclusion of new continuing obligations and other contracts between the Signing and the Closing Date by the Seller shall require the prior consent of the Purchaser (New Continuing Obligations). The Purchaser shall assume all New Continuing Obligations pursuant to this Section 9.3

9.3.6  Der Kaufer wird die bisher von der Verkauferin gemieteten Geschaftsraume und Flachen ab dem Vollzugstag anmieten, wobei die Anmietung Sache des Kaufers ist. Er hat die Verkauferin von etwaigen ab und nach dem Vollzugstag entste-henden Ansprüchen des Vermieters aus dem neuen Mietverhaltnis freizustellen. Der Kaufer stellt den Vermietern eine eigene Sicherheit. Die Erstattung etwaig von der Verkauferin an die Ver-mieter geleisteten Zahlungen für den Zeitraum zwischen Stichtag und Vollzugstag durch den Kaufer ist hiervan unberührt.

9.3.6  The Purchaser shall rent the business premises and space previously rented by the Seller as of the Closing Date, the rental being the Purchaser’s responsibility. The Purchaser shall indemnify the Vendar against any claims of the Lessor arising from the new tenancy from and after the Closing Date. The Purchaser shall provide the lessors with its own security. The reimbursement by the Purchaser of any payments made by the Seller to the Lessor for the period between the Effective Date and the Closing Date shall not be affected thereby.

Die Verkauferin wird einer Beendigung des Mietver-haltnisses zum Vollzugstag zustimmen.	The Seller shall consent to the termination of the lease at the Closing Date.

Seite 33 von 72

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1O. Arbeitnehmer	1O. Employees

10.1  Die Verkauferin und der Kaufer sind sich be-wusst, dass samtliche in Anlage 10.1 nicht not-wendigerweise abschlieBend aufgeführten Ar-beitsverhaltnisse der Verkauferin mit den Arbeit-nehmern (,,übergehende Arbeitnehmer” ge-nannt) vorbehaltlich des Widerspruchs der Ar-beitnehmer gemaB § 613a 8GB zum Vollzugstag auf den Kaufer übergehen. Die Verkauferin wird - soweit dies für die Verkauferin unter Berück-sichtigung der lnsolvenzbedingungen logistisch machbar ist - dem Kaufer am Vollzugstag eine auf den Vollzugstag aktualisierte Anlage 10.1 vorlegen; die darin enthaltenen Arbeitsverhalt-nisse sind dann die übergehenden Arbeitnehmer im Sinne dieses Vertrages.

10.1  The Seller and the Purchaser are aware that all employment relationships of the Seller with the employees (“Transferring Employees”) not necessarily exhaustively listed in Annex 10.1 shall be transferred to the Purchaser as of the Closing Date, subject to the objection of the employees pursuant to § 613a 8GB. The Seller shall - to the extent logistically feasible for the Seller taking into account the insolvency conditions - submit to the Purchaser on the Closing Date an updated Annex 10.1 as of the Closing Date; the employment relationships contained therein shall then be the Transferring Employees within the meaning of this Agreement.

10.2  Der Kaufer stellt die Verkauferin mit wirt-schaftlicher Wirkung ab dem Stichtag von allen Zahlungsansprüchen (einschlieBlich insbesondere in Bezug auf Lohn und Ge-halt, Zusatzleistungen, Sozialversicherungs- beitrage, Lohnsteuer usw.) der übergehen-den Arbeitnehmer, soweit diese dem Be-triebsübergang nach § 613a 8GB nicht wi-dersprochen haben und soweit diese An-sprüche nach dem Stichtag entstanden sind, frei. Die Verkauferin stellt den Kaufer von al-len Zahlungsansprüchen (einschlieBlich ins-besondere in Bezug auf Lohn und Gehalt, Zusatzleistungen, Sozialversicherungsbei-trage, Lohnsteuer usw.) der übergehenden Arbeitnehmer frei, die dem Zeitraum bis zum Vollzugstag zuzurechnen sind.

10.2  The Purchaser shall indemnify the Seller with economic effect from the Effective Date against all payment claims (including in particular with regard to wages and salaries, fringe benefits, social security contributions, wage tax, etc.) of the Transferring Employees to the extent they have not objected to the transfer of their employment relationship pursuant to§ 613a 8GB and such claims arose after the Effective Date. The Seller shall indemnify the Purchaser against all payment claims (including, in particular,

Seite 34 von 72

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Für Arbeitnehmer, die nicht bereits eine wirksame Kündigung nach dem lnteressen-ausgleich vom 28.08.2023 mit Beendigung spatestens zum 30.11.2023 erhalten haben und die einen Anspruch auf betriebliche Sonderzahlung für 2023 entsprechend dem Tarifvertrag zur Absicherung eines Teiles ei-nes 13 Monatseinkommens haben, tragan die Parteien im lnnenverhaltnis jeweils den auf 1/6 dieses Anspruchs entfallenden Teil (das entspricht jeweils zwei von vier Mona-ten ab lnsolvenzeroffnung - September und Oktober fallen auf die Verkauferin, Novem-ber und Dezember auf den Kaufer). lnsoweit werden sich die Parteien nach Absprache freistellen oder entsprechende Ausgleichs- zahlungen leisten.

Hinsichtlich der weiteren 2/3 der Ansprüche dieser Arbeitnehmer wird im lnnenverhaltnis zwischen den Parteien das Gesamtvolumen auf 75% begrenzt und beide Parteien tragan hierven die Halfte. lnsoweit werden sich die Parteien nach Absprache freistellen oder entsprechende Ausgleichszahlungen leis-ten.

Alle darüber hinaus gehende Ansprüche tragt im lnnen-wie im AuBenverhaltnis allein der Kaufer. Ein Ausgleich findet hier nur in-soweit statt, sollte die Verkauferin erfolg-reich in Anspruch genommen werden oder nach Absprache mit dem Kaufer leisten. Hier wird der Kaufer den Verkaufer insoweit freistellen bzw. entsprechende Ausgleichs-zahlungen leisten. Darüber hinaus und für andera, als den ausdrücklich in diesem Ver-trag anderweitig geregelten Positionen sind sich die Verkauferin und der Kaufer einig, dass die Verkauferin im lnnenverhaltnis zum in respect of wages and salaries, fringa benefits, social security contributions, wage tax, etc.) of the Transferring Employees attributable to the period up to the Closing Date.

For employees who have not already received effective notice of termination in accordance with the reconciliation of interests of August 28, 2023 with termination no later than November 30, 2023 and who have a claim to a special company payment for 2023 in accordance with the collective bargaining agreement to secure part of a 13th month’s income, the parties shall each bear the portien attributable to 1/6 of this claim in the interna! relationship (this corresponds in each case to two out of tour months from the opening of insolvency proceedings - September and October shall fall to the sellar, November and December to the purchaser). To this extent, the parties will indemnify each other or make corresponding compensation payments as agreed.

With regard to the further 2/3 of the claims of these employees, the total volume shall be limitad to 75% in the interna! relationship between the parties and both parties shall bear half of this. To this extent, the parties shall ralease each other or make corresponding compensation payments as agreed.

Seite 35 von 72

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Kaufer nicht zur Tragung etwaiger auf den Zeitraum bis zum Vollzugstag entfallender und nicht erfüllter Ansprüche der überge-henden Arbeitnehmer, welche dem Betrieb-sübergang nach § 613a 8GB nicht wider-sprochen haben, verpflichtet ist. Urlaubsan-sprüche der übergehenden Arbeitnehmer, welche dem Betriebsübergang nach § 613a 8GB nicht widersprochen haben, übernimmt der Kaufer ebenfalls ohne Einschrankung.

Hinsichtlich der Arbeitnehmer, die auf den Kaufer übergehen und denen bereits durch die Verkauferin eine Kündigung ausgespro-chen wurde, stellt die Verkauferin den Kau - fer van allen Entgeltverbindlichkeiten im Zu-sammenhang mit diesen Arbeitnehmern o-der ihrer Kündigung für die Zeit der jeweili - gen individuellen Kündigungsfrist der ausge-sprochenen Kündigung, das heiBt regelma-Big maximal bis 30.11.2023 frei. Soweit es für die Kündigung einer behordlichen Zu-stimmung bedarf, wird die Verkauferin diese rechtzeitig anstreben und eine Kündigung aussprechen, soweit sie hierzu noch be-rechtigt ist. In diesem Fall stellt die Verkau-ferin den Kaufer ebenfalls für die Dauer der jeweiligen Kündigungsfrist (maximal drei Monate) van den Entgeltansprüchen dieser Arbeitnehmer frei. Bestehen diese Arbeits-verhaltnisse über den Zeitraum der jeweili-gen Kündigungsfrist fart, haftet sodann al-lein der Kaufer. Wird die behordliche Zu-stimmung zu einem Zeitpunkt erteilt, in dem die Verkauferin nicht mehr zum Ausspruch einer Kündigung berechtigt ist (insbeson-dere bei Zustimmungserteilung nach dem Stichtag), wird der Kaufer die Kündigung zum schnellstmoglichen Zeitpunkt ausspre-chen. Auch in diesem Fall stellt die Verkau-ferin den Kaufer für die Dauer der jeweiligen Kündigungsfrist (maximal drei Monate) van

AII claims exceeding this amount shall be borne by the Purchaser alone, both internally and externally. Compensation shall only take place to the extent that the Seller is held liable successfully or makes compensation payments as agreed with the Buyer. In this case, the Buyer shall indemnify the Seller to this extent or make corresponding compensation payments. In addition, and far items other than those expressly provided far elsewhere in this contract, the Seller and the Purchaser agree that the Seller shall not be obliged in its interna! relation-ship with the Purchaser to bear any claims of the Transferring Employees that have not objected to the transfer of their employment relationship pursuant to § 613a 8GB which are attributable to the period up to the Closing Date and which have not been satisfied. The Purchaser shall also assume vacation claims of the transferred employees that have not objected to the transfer of their employment relationship pursuant to§ 613a 8GB without restriction.

Seite 36 von 72

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den Entgeltansprüchen dieser Arbeitnehmer frei. Bestehen diese Arbeitsverhaltnisse über den Zeitraum der jeweiligen Kündi- gungsfrist fort, haftet sodann allein der Kau-fer.

Die Verkauferin wird versuchen, die anhan-gigen Kündigungsrechtstreitigkeiten und etwa noch zu erwartende Kündigungs-schutzklagen der nach dem geschlossenen lnteressenausgleich vom 28.08.2023 zu Kündigenden mit Sonderkündigungsschutz ("46plus2plus19”) gemaB Anlage 10.2. durch Vergleich zu beenden. Sie wird hierzu Abfindungszahlungen in jedem Einzelfall an-bieten in Hohe van maximal 115% des je-weiligen errechneten Sozialplananspruchs, insgesamt aber maximal bis zu einer Hohe van 600.000 €. Sollte im Einzelfall die Been-digung des Rechtstreits nur durch Zahlung einer hoheren Abfindung als aben beschrie-ben moglich sein, so wird die Verkauferin sich mit dem Kaufer abstimmen und dessen ausdrückliches Einverstandnis zu einer et-waig hoheren Abfindungszahlung in Text-form einholen. Kann der Rechtsstreit im An-schluss, mit der seitens der Kauferin in Text-form freigegebenen hoheren Abfindungs-summe, rechtswirksam beendet werden, wird der Kaufer im lnnenverhaltnis der Par-teien der Verkauferin eine entsprechende Ausgleichszahlung leisten. Die Hohe dieser Ausgleichszahlung bemisst sich nach der Differenz zwischen der seitens der Verkau-ferin angebotenen Abfindungszahlung in Hóhe van 115% des jeweiligen errechneten Sozialplananspruchs und der zur Beendi-gung des Rechtsstreits unter vorheriger aus-drücklicher Zustimmung des Kaufers letzt-lich vereinbarten Abfindung. Sollte im Ein-zelfall ein Rechtstreit durch Zahlung einer

With regard to the employees who are transferred to the Purchaser and who have already been given notice of termination by the Seller, the Seller shall indemnify the Purchaser against all remuneration liabilities in connection with these employees or their notice of termination for the period of the respective individual notice period of the notice of termination given, i.e. regularly until 30 November 2023 at the latest. 1nsofar as an official approval is required for the termination, the Seller shall seek such approval in due time and issue a termination insofar as it is still entitled to do so. In this case, the Seller shall also release the Purchaser from the remuneration claims of these employees for the duration of the respective notice period (maximum three months). lf these employment relationships continue to exist beyond the period of the respective notice period, the Purchaser alone shall then be liable. lf the official approval is granted at a time when the Seller is no longer entitled to give notice of termination (in particular in the case of approval granted after the Effective Date), the Purchaser shall give notice of termination as soon as possible. In this case, too, the Seller shall indemnify the Purchaser against the remuneration claims of these employees for the duration of the respective notice period (maximum three months). lf these employment relationships continue beyond the period of the respective notice period, the Purchaser shall then be solely liable.

Seite 37 von 72

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niedrigeren Abfindung als 115% des jeweili-gen errechneten Sozialplananspruchs been-det werden, wird hierdurch der seitens der Verkauferin anzubietende Maximalbetrag von insgesamt 600.000 €nicht reduziert. Die Verkauferin wird in diesen Fallen die je-weilige Differenz zu dem Betrag, der 115% des jeweiligen errechneten Sozialplanan spruchs entspricht, an den Kaufer auszah-len, soweit der Kaufer zuvor entsprechende Zahlungen für weitergehende Vergleiche ge-leistet hat. Die Verkauferin informiert den Kaufer regelmaBig im Abstand von zwei Wochen nach dem Stichtag in Textform über die Hohe der Abfindungsbetrage, die in den einzelnen Rechtsstreitigkeiten angebo-ten sowie final in einem gerichtlichen Ver-gleich vereinbart worden sind. Sollte eine Abfindung unterhalb von 115% des jeweili-gen errechneten Sozialplananspruchs lie-gen, ist dies entsprechend kenntlich zu ma-chen und die Differenz anzugeben.

The Seller will attempt to end the pending termination right disputes and any termination protection actions still to be expected by those to be terminated with special termination protection (“46plus2plus19”) as set out in Annex 10.2. in accordance with the reconciliation of interests concluded on 28.08.2023 by means of a settlement. To this end, it will offer severance payments in each individual case amounting to a maximum of 115% of the respective calculated social plan claim, but up to a maximum total of €600,000. lf, in individual cases, termination of the legal dispute is only possible by payment of a higher severance payment than described above, the Seller shall consult with the Purchaser and obtain its express consent to a possibly higher severance payment in text form. lf the legal dispute can subsequently be legally terminated with the higher settlement amount approved by the Purchaser in text form, the Purchaser shall make a corresponding compensation payment to the Seller in the interna! relationship between the parties. The amount of this compensation payment shall be based on the difference between the severance payment offered by the Seller in the amount of 115% of the respective calculated social plan claim and the severance payment finally agreed upan for the termination of the legal dispute with the prior express consent of the Purchaser. lf, in individual cases, a legal dispute

Seite 38 von 72

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is terminated by payment of a lower settlement than 115% of the respective calculated social plan claim, the maximum amount of € 600,000 to be offered by the Seller shall not be reduced thereby. In such cases, the Seller shall pay the respective difference to the amount corresponding to 115% of the respective calculated social plan claim to the Purchaser, provided that the Purchaser has previously made corresponding payments for further settlements The Seller shall regularly inform the Purchaser in text form at intervals of two weeks after the Effective Date about the settlement amounts offered and finally agreed in the individual legal disputes. lf a severance payment is less than 115% of the respective calculated social plan entitlement, this must be indicated accordingly and the difference stated.

10.3  Der Kaufer wird die übergehenden Arbeitnehmer entsprechend den gesetzlichen Vorschriften des § 613a Absatz 5 8GB von dem Betriebsübergang unterrichten. Die Verkauferin stellt die hierfür er-forderlichen lnformationen und Unterlagen zur Verfügung, soweit noch nicht geschehen und so-weit ihm moglich. Darüber hinaus sind die über-gehenden Arbeitnehmer darauf hinzuweisen, dass mit Zugang der Unterrichtung die einmona-tige Frist für die Erklarung eines Widerspruchs gegen den Übergang des Arbeitsverhaltnisses auf den Kaufer beginnt. Das lnformationsschrei-ben ist der Verkauferin vorher zur Prüfung vorzu-legen und erst nach erfolgter Genehmigung durch die Verkauferin an die Arbeitnehmer zu versenden.

10.3  The Purchaser shall inform the transferring employees of the transfer of business in accordance with the statutory provisions of § 613a (5) 8GB. The Seller shall provide the information and documents required for this purpose, insofar as it has not already done so and insofar as it is possible for it to do so. In addition, the transferring employees shall be informed that the onemonth period for declaring an objection to the transfer of the employment relationship to the purchaser shall commence upon receipt of the information. The information letter shall be submitted to the Seller for review in advance and shall be sent to the employees only after approval by the Seller.

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10.4  Soweit einzelne Arbeitnehmer von ihrem Wider-spruchsrecht gem. § 613a Abs. 6 8GB Gebrauch machen sollten, werden sich die Parteien unver-züglich gegenseitig hierüber unterrichten. Für den Fall eines wirksamen Widerspruchs gilt das Arbeitsverhaltnis als von Beginn an nicht auf den Kaufer übergegangen. Die Verkauferin verpflich-tet sich, das Arbeitsverhaltnis mit Arbeitnehmern, die dem Betriebsübergang widersprochen ha-ben, zum nachstm6glichen Zeitpunkt zu been-den.

10.4  lnsofar as individual employees make use of their right of objection pursuant to § 613a (6) of the German Civil Code (8GB), the parties shall inform each other thereof without delay. In the event of an effective objection, the employment relationship shall be deemed not to have been transferred to the Purchaser from the beginning. The Seller undertakes to terminate the employment relationship with employees who have objected to the transfer of business as of the next possible date.

10.5  Dem Kaufer ist bekannt, dass er für samtliche et-waige Ansprüche bzw. Anwartschaften auf Leis-tungen zur betrieblichen Altersversorgung be-züglich der übergehenden Arbeitnehmer, welche dem Betriebsübergang nach § 613a 8GB nicht widersprochen haben, die nach Er6ffnung des lnsolvenzverfahrens über das Verm6gen der Verkauferin entstanden sind, einzustehen hat. Wahrend es derzeit das gemeinsame Verstand- nis der Parteien ist, dass keine Zusagen im Rah-men einer betrieblichen Altersversorgung zu Gunsten der übergehenden Arbeitnehmer erteilt wurden, sellen etwaig doch bestehende entspre-chende Ansprüche bzw. Anwartschaften der übergehenden Arbeitnehmer, welche dem Be-triebsübergang nach § 613a 8GB nicht wider-sprochen haben, die nach Er6ffnung des lnsol-venzverfahrens über das Verm6gen der Verkau-ferin entstanden sind, auch im lnnenverhaltnis zwischen den Parteien abschlieBend von dem Kaufer getragen werden.

10.5  The Purchaser is aware that it shall be liable for all possible claims or entitlements to benefits under the company pension scheme in respect of the Transferring Employees that have not objected to the transfer of their employment relationship pursuant to § 613a 8GB which arose after the opening of insolvency proceedings in respect of the assets of the Seller. While it is currently the common understanding of the parties that no commitments have been made in the context of a company pension scheme for the benefit of the Transferring Employees, any corresponding claims or entitlements of the Transferring

Seite 40 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

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the English version is non-binding for convenience purposes.

Employees that have not objected to the transfer of their employment relationship pursuant to § 613a BGB which have arisen after the opening of the insolvency proceedings relating to the assets of the Seller shall also be borne by the Purchaser in the interna! relationship between the parties.

11. Kaufpreise	11. Purchase prices

11.1  Der Kaufpreis für die Kaufgegenstande be-tragt 14.639.406,00 (in Worten: Euro vier-zehn Millionen sechshundertneununddrei-Bigtausendvierhundertsechs) (nachfolgend “Kaufpreis” genannt). Von dem Kauf-preis entfallen auf

11.1  The purchase price for the Purchase ltems is EUR 14,639,406.00 (in words: Euro Fourteen Million, Six Hundred Thirty Nine Thousand, Four Hundred Six] (hereinafter referred to as “Purchase Price’I Of the Purchase Price, the following shall be attributable to

a) das bewegliche Anlagevermogen gemaB Ziffer 5 ein Betrag von insgesamt EUR 8.388.888,00 (Elabo EUR 2.388.888,00; AS EUR 820.851,00, Rest EUR 5.179.149,00),	a) the movable fixed assets in accordanee with Section 5 an amount totaling EUR 8,388,888.00 (Elabo EUR 2.388.888,00; AS EUR 820.851,00, Rest EUR 5.179.149,00)

b) das Umlaufvermogen der Gesellschaft zu 1) ge-maB Ziffer 6 ein Betrag von EUR 6.050.516,00 (in Worten: Euro sechs Millionen fünfzigtausend-fünfhundertsechzehn):	b) the current assets of the company to 1) in accordance with Section 6 an amount of EUR 6,050,516.00 (in words: Euro Six Million, Fifty Thousand, Five Hundred Sixteen):

(i) Umlaufvermogen ohne Neuware: ein Be-trag von EUR 4.550.516,00 (in Worten: Euro vier Millionen fünfhundertfünfzigtau-sendfünfhundertsechzehn); Zum 30.10.2023 erfolgt eine elektronische ln-ventur.

(i)  Current assets excluding new goods: an amount of EUR 4,550,516.00 (in words: Euro Four Zum Million, Five Hundred Fifty Thousand, Five Hundred Sixteen);. A new electronic inventory will be carried out on October 30, 2023.

Seite 41 von 72

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(ii) Neuware gem. Ziffer 6.2: ein Betrag von EUR 1.500.000,00 (in Worten: Euro eine Million fünfhunderttausend); zum 30.10.2023 erfolgt eine elektronische ln-ventur.	(ii) New goods: an amount of EUR 1,500,000,00 (in words: Euro One Million, Five Hundred Thousand). A electronic inventory will be carried out on October 30, 2023.

e) die Geschaftsanteile gemaB Ziffer 7 (i) ein Betrag von EUR 1,00 (in Worten: Euro eins) auf die Geschaftsanteile an der ABL (Shanghai) Co. Ud,	e) the shares pursuant to Section 7 (i) an amount of EUR 1,00 (in words: Euro one) to the shares in ABL (Shanghai) Co. Ud,

(ii) ein Betrag von EUR 1,00 (in Worten: Euro eins) auf die Geschaftsanteile an der ABL Nederland B.V,	(ii) an amount of EUR 1,00 (in words: Euro one) to the shares in ABL Nederland B.V,

(iii) ein Betrag von EUR 100.000 (in Worten: Euro einhundertausend) auf die Ge-schaftsanteile an der ABL Morocco S.A	(iii) an amount of EUR 100,000,00 (in words: Euro One Hundred Thousand) to the shares in ABL Morocco S.A.

d) die immateriellen Vermogensgegenstande ge-maB Ziffer 8 ein Betrag von EUR 100.000 (in Worten: Euro einhundertausend).	d) the intangible assets in accordance with Section 8 an amount of EUR 100,000 (in words: euro One Hundred Thousand).

11.2  Die erste Rate des Kaufpreises ist am Vollzugs-tag in Hohe von EUR 10.101.519,00 (in Worten: Euro zehn Millionen einhunderteintausendfünf-hundertneunzehn) zur Zahlung fallig. Ein Teil der ersten Rate des Kaufpreises in Hohe von EUR 5.006.705,11 (in Worten: Euro fünf Millionen sechstausendsiebenhundertfünf und elf Cent) ist auf das nachstehende für die Verkauferin bei der Commerzbank AG geführte Konto (Sicherheiten-erloskonto) zu zahlen:

11.2  A first instalment of the Purchase Price shall be due for payment on the Closing Date in the amount of EUR 1O,101,519.00 (in words: Euro Ten Million, One Hundred One Thousand, Five Hundred nineteen). An amount of EUR 5,006,705,11 (in words: Euro Five Million Six Thousand Seven Hundred Five and eleven Cent) from this first instalment shall be paid to the following account held for the seller at Commerzbank AG (collateral account):

[***]	[***]

Seite 42 von 72

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the English version is non-binding far convenience purposes.

Der Restbetrag der ersten Rate des Kaufpreises in Hohe von EUR 5.094.813,89 (in Worten: Euro fünf Millionen vierundneunzigtausendachthun-dertdreizehn und neunundachtzig Cent) sowie jede weitere Rate auf das nachstehende Konto der Verkauferin (Verkauferkonto) zu zahlen:

The remaining amount of the first instalment in the amount of EUR 5,094,813,89 (in words: Euro Fife Million Ninety Four Thousand Eight Hundred Thirteen and ninety-eight Cent as well as any other instalment shall be paid to the following account of the Seller (Seller Account):

[***]	[***]

Alle Zahlungen sind frei von Kosten, Quellen-und sonstigen Abzugssteuern sowie Gebühren in Euro per Überweisung mit gleichtagiger Gut-schrift in voller Hohe zu leisten.	All payments shall be made free of costs, withholding and other withholding taxes and fees in Euro by bank transfer with same-day credit in full.

11.3.  Der Restkaufpreis in Hohe von EUR 4.537.887,00 (in Worten: Euro viermillionenfünf-hundertsiebenunddreizigtausend achthundert-siebenundachzig) ist in acht gleichen monatli-chen Raten in Hohe von jeweils EUR 567.235,87 (in Worten: Euro fünfhundertsiebenundsechzig-tausend zweihundertundfünfunddreizig und sie-benundachzig cent) jeweils zum ersten eines Monats beginnend ab Dezember 2023 zur Zah-lung fallig.

11.3.  The remaining Purchase Price in the amount of EUR 4.537.887,00 (in words: Euro tour million five hundred and thirty seven thousand eight hundred and eighty seven) shall be due for payment in eight equal monthly instalments each in the amount of EUR 567.235,87 (in words: Euro five hundred and sixty-seven thousand two hundred and thirty-five and eighty-seven cents) on the first day of the month starting in Dezember 2023.

Seite 43 von 72

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the English version is non-binding for convenience purposes.

11.4.  Der auf den einzelnen jeweiligen Kaufgegen- stand entfallende Teil des Kaufpreises ge-maB Anlage 11.1. a) ermittelt sich aus der Werteinschatzung des Bewerters betreffend das Anlagevermogen, welches den Beteilig-ten bekannt und in Anlage 5.1 aufgeführt ist, wie folgt:

11.4  The portian of the purchase price attributable to the respective individual asset as set out in Annex 11.1. a) is determined from the appraiser’s estimate of the value of the fixed assets, which are known to the parties and listed in Annex 5.1, as follows:

Positionen 2984, 3108, 3165 und 3166	ltems 2984, 3108, 3165 and 3166

* 0,28104565	* 0.28104565

alle übrigen Positionen	ali other positions

* 0,903304544926553000	* 0.903304544926553000

und ist informatorisch in der Spalte “Alloka-tion” der Anlage 11.4 aufgeführt.	and is listed for information purposes in the “Allocation” column of Annex 11.4.

11.5.  Die Parteien gehen davon aus, dass der Kaufpreis nach diesem Vertrag nicht der Um-satzsteuer unterliegt (GeschaftsverauBerung im Ganzen gemaB § 1 Abs. 1 a UStG). Sollte die VerauBerung der Kaufgegenstande (rechtlich oder nach Auffassung der Finanz- verwaltung) keine GeschaftsverauBerung im Ganzen sein, so ist die von der Verkauferin an das Finanzamt abzuführende Umsatz-steuer in der gesetzlichen Hohe (zuzüglich etwaiger Zinsen auf diese Umsatzsteuer) von dem Kaufer zu tragen. Die Verkauferin hat dem Kaufer eine entsprechende Rechnung auszustellen, ist im Übrigen aber nicht ver-pflichtet, Rechtsmittel gegen Bescheide des Finanzamtes einzulegen

11.5  The parties assume that the purchase price under this agreement is not subject to VAT (sale of business as a whole pursuant to § 1 (1 a) UStG). Should the sale of the Purchase Objects (legally or in the opinion of the tax authorities) not constitute a sale of business as a whole, the value added tax to be paid by the Seller to the tax office shall be borne by the Purchaser in the statutory amount (plus any interest on such value added tax). The Seller shall issue a corresponding invoice and is not obliged to appeal against notices of the tax office.

Seite 44 von 72

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the English version is non-binding for convenience purposes.

11.6.  Zur Erfüllung seiner Zahlungsverpflichtung aus Umsatzsteuer tritt der Kaufer seinen gegenüber dem Finanzamt entstehenden Erstattungsan-spruch aus Vorsteuern an die Verkauferin ab, so-weit dies zur Erfüllung der Zahlungsverpflichtung erforderlich ist. Beide Parteien verpflichten sich, die hierfür erforderlichen Formulare umgehend vollstandig auszufüllen und der zustandigen Fi-nanzbehorde zuzuleiten.

11.6  In arder to fulfill its payment obligation from value added tax, the Purchaser shall assign to the Seller its claim for reimbursement from input taxes arising vis-a-vis the tax office to the extent this is necessary to fulfill the payment obligation. Both parties undertake to complete the forms required for this purpose in full without delay and to forward them to the competent tax authority.

11.7.  Die Zahlungsverpflichtung aus Umsatzsteuer ist erst dann und auch nur insoweit getilgt, als die Abtretungsanzeige durch das zustandige Fi-nanzamt anerkannt und entweder eine Auszah-lung an die Verkauferin oder eine Verrechnung mit deren Verbindlichkeiten aus Steuern erfolgt ist.

11.7  The payment obligation from valueadded tax shall only be repaid when, and only to the extent that, the notice of assignment has been recognized by the competent tax office and either a payment has been made to the seller or it has been offset against the seller’s tax liabilities.

11.8.  Sollte die Abtretung vom Finanzamt nicht unver-züglich anerkannt werden, aus umsatzsteuerli-chen Gründen nicht durchführbar sein, der Steu-ererstattungsanspruch des Kaufers durch Um-satzsteuerzahllast unter den insoweit geschulde-ten Betrag gemindert werden oder es zu einem spateren Zeitpunkt von Seiten des Finanzamtes Rückforderungsansprüche gegen die Verkaufe-rin als Abtretungsempfanger geben, so verpflich-tet sich der Kaufer, die Umsatzsteuer bzw. die Differenz bzw. den Rückforderungsbetrag unver-züglich an die Verkauferin zu zahlen. Soweit es dabei moglich ist, ohne Gefahrdung der Kauf-preisansprüche der Verkauferin die Abtretung aufzuheben, so verpflichtet sich die Verkauferin hierzu.

11.8  If the assignment is not immediately recognized by the tax office, if it is not feasible for VAT reasons, if the Purchaser’s tax refund claim is reduced by a VAT payment burden below the amount owed in this respect, or if at a later date the tax office asserts a claim for repayment against the Seller as the assignee, the Purchaser undertakes to pay the VAT or the difference or the repayment amount to the Seller without delay. lnsofar as it is possible to cancel the assignment without jeopardizing the Seller’s purchase price claims, the Seller undertakes to do so.

Seite 45 von 72

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the English version is non-binding for convenience purposes.

12. Aus- und Absonderungsrechte	11. Rights of segregation and separation

12.1.  Sollten an den Kaufgegenstanden, beim be-weglichen Anlagevermogen beschrankt auf die in Anlage 5.1 genannten Gegenstande, im Ganzen oder teilweise am Vollzugstag verlangerte oder erweiterte Eigentumsvorbe-haltsrechte Dritter bestehen oder dieser im Wege der Sicherungsübereignung an Dritte übertragen oder hieran gesetzliche oder ver-tragliche Pfandrechte zugunsten Dritter be-gründet sein, so dass der Kaufer infolgedes-sen nicht (unbelastetes) Volleigentum anden Kaufgegenstanden erwirbt, übertragt die Ver-kauferin ihre Anwartschaftsrechte an diesen Kaufgegenstanden auf den Kaufer. Die Ver-kauferin hat das entsprechende Recht abzu-losen, soweit nicht anders vereinbart.

11.1  In the event that extended or expanded reservation of title rights of third parties exist in respect of the Purchase ltem, in the case of movable fixed assets, limited to the items listed in Annex 5.1, in their entirety or in part on the Closing Date, or in the event that the Purchase ltems are transferred to third parties by way of assignment or by way of security, or in the event that statutory or contractual liens in favor of third parties are established in respect thereof, so that the Purchaser does not acquire (unencumbered) full ownership of the Purchase ltems as a result, the Seller shall transfer its expectant rights in respect of such assets to the Purchaser. The Seller shall discharge the relevant right, unless otherwise agreed.

12.2.  Soweit Dritten Herausgabeansprüche, insbeson-dere Aussonderungsansprüche, in Bezug auf Kaufgegenstande zustehen, ist der betroffene Gegenstand vom Verkauf und der Übertragung nach diesem Vertrag ausgeschlossen und der Kaufer, so keine Vertragsübernahme oder sons-tige Regelung mit den Dritten betreffend des Ver-bleibs dieses Gegenstandes beim Kaufer verein-bart (vgl. Ziffer 3.1O, 3.11.), verpflichtet, diese Herausgabeansprüche nach Wahl der Verkaufe-rin durch Herausgabe an die Verkauferin oder an den Dritten zu erfüllen. Soweit der Kaufer diese Ansprüche erfüllt, ist der dem betroffenen Kauf-gegenstand gemaB Ziffer 11.4 zuzurechnende

12.2  Insofar as third parties are entitled to claims for restitution, in particular claims for segregation, with regard to Purchase ltems, the affected item shall be excluded from the sale and transfer under this Agreement and the Purchaser shall be obliged, if no contractual assumption or other arrangement has been agreed with the third parties regarding the retention of this item by the Purchaser (cf. Clauses 3.1O; 3.11.), to satisfy these claims for restitution by handing it over to the Seller or to

Seite 46 von 72

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Teilkaufpreis dem Kaufer von der Verkauferin zu erstatten, soweit ein solcher Erstattungsan-spruch innerhalb von 9 (neun) Monaten nach dem Vollzugstag vom Kaufer geltend gemacht wird.

    Hinsichtlich der ELABO-Anlage gemaB Ziffer 3.1O ist dem Kaufer bekannt, dass diese unter einfachem Eigentumsvorbehalt geliefert ist und die Verkauferin nur ein Anwartschaftsrecht über-tragt (Ziffer 3.1O). Dem Kaufer ist der noch offene und von ihm an die ELABO GmbH zu zahlende Restkaufpreis zur Erlangung des Volleigentums bekannt. Die Parteien haben dieses bei der Kauf-preisfindung berücksichtigt, so dass insoweit kein Erstattungsanspruch gegenüber der Ver-kauferin besteht.

the third party, at the Seller’s option. lnsofar as the Purchaser fulfills these claims, the partial purchase price according to Clause 11.4 shall be reimbursed to the Purchaser by the Seller insofar as such reimbursement claim is asserted by the Purchaser within 9 (nine) months after the Closing Date. With regard to the ELABO plant according to section 3.1O the Purchaser is aware that it has been delivered subject to simple reservation of title and that the Seller only transfers a right of expectancy section 3.1O). The Purchaser is aware of the outstanding remaining purchase price to be paid by him to ELABO GmbH in arder to obtain full ownership. The parties have taken this into account when determining the purchase price, so that there is no claim for reimbursement against the seller in this respect.

12. Gewahrleistung, Haftung	13. Warranty, liability

13.1.  Die Verkauferin verkauft und übereignet die Kaufgegenstande, einschlieBlich der nach die-sem Vertrag übernommenen Vertrage, in ihrem gegenwartigen Zustand. Sach-und Rechtsman-gelansprüche sowie Ansprüche auf Nacherfül-lung sind ausgeschlossen, sofern und soweit in diesem Vertrag nicht etwas Anderes geregelt ist. Die Verkauferin übernimmt keine Gewahrleis-tung und gibt keine Garantien, soweit in diesem Vertrag nichts Anderes geregelt ist. Die Verkau-ferin ist weder für die Vollstandigkeit noch für die Eignung der Kaufgegenstande für einen be-stimmten Zweck haftbar. Dies gilt insbesondere

13.1  The Seller sells and transfers the objects of purchase, including the contracts assumed under this contract, in their present condition. Claims for defects of quality and title as well as claims for supplementary performance shall be excluded unless and to the extent that this contract provides otherwise. The Seller shall not assume any warranty and shall not give any guarantees, unless otherwise provided for in this contract. The Seller shall neither be liable for the completeness

Seite 47 von 72

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the English version is non-binding for convenience purposes.

im Hinblick auf die offentlich-rechtlichen Geneh-migungen, die für den Geschaftsbetrieb der Ver-kauferin erforderlich sind. Die Verkauferin über-nimmt insbesondere keine Haftung für die Voll-standigkeit oder Korrektheit der in den Anlagen zu diesem Vertrag aufgeführten Vermogensge-genstande und Rechte, sofern in diesem Vertrag nichts anderes geregelt ist oder soweit nicht ein Ausgleich auf Basis der Kaufpreisallokation gem. Ziffer 11.4 moglich ist. Keine der in diesem Ver-trag getroffenen Vereinbarungen enthalt eine Garantie im Sinne van § 276 Absatz 1 8GB in Verbindung mit § 443 Absatz 1 8GB, soweit nicht ausdrücklich etwas Anderes geregelt ist. Der Kaufer bestatigt, dass die Kaufgegenstande sei-nen subjektiven Anfarderungen und den objekti-ven Anfarderungen wie den etwaigen Montage-anfarderungen im Sinne van§ 434 Abs. 1 8GB i.V.m. § 434 Abs. 2 (subjektive Anfarderungen), Abs. 3 (objektive Anfarderungen) und Abs. 4 (Montageanfarderungen) entsprechen.

nor far the suitability of the objects of purchase far a specific purpose. This shall apply in particular with regard to the permits required under public law far the Seller’s business operations. In particular, the Seller shall not be liable far the completeness or correctness of the assets and rights listed in the appendices to this contract, unless otherwise stipulated in this contract or to the extent that an adjustment is not possible on the basis of the purchase price allocation pursuant to Clause 11.4. None of the agreements made in this contract contains a guarantee within the meaning of § 276 (1) of the German Civil Code (8GB) in conjunction with § 443 (1) of the German Civil Code (8GB), unless expressly stipulated otherwise. The Purchaser confirms that the Purchased Objects meet its subjective requirements and the objective requirements such as any assembly requirements within the meaning of § 434 (1) 8GB in conjunction with § 434 (2) 8GB. § 434 para. 2 (subjective requirements), para. 3 (objective requirements) and para. 4 (assembly requirements).

13.2.  Der Kaufer erkennt ausdrücklich an, die Kaufge-genstande in dem bestehenden Zustand auf-grund seiner eigenen Besichtigung und Untersu-chung und aufgrund seines eigenen in Bezug da-rauf getroffenen Entschlusses zu kaufen und zu erwerben. Vor Abschluss dieses Vertrags wurde dem Kaufer die Gelegenheit gegeben, eine sorg-

13.2  The Purchaser expressly acknowledges to purchase and acquire the Purchase Objects in the existing condition based on its own inspection and examination and based on its own decision made with respect thereto. Prior to entering into this Agreement, Purchaser has been

Seite 48 van 72

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the English version is non-binding for convenience purposes.

faltige Prüfung des Zustands der Kaufgegen-stande und der Geschafte der Verkauferin aus einer u.a. kaufmannischen, finanziellen und rechtlichen Perspektive vorzunehmen. Tatsa-chen und lnformationen, die in Dokumenten ent-halten sind, die im Datenraum gemaB Anlage 13.2 zur Verfügung gestellt wurden, sind dem Kaufer bekannt.

given the opportunity to make a thorough investigation of the condition of the Purchase ltems and Seller’s business from, among other things, a commercial, financial and legal perspective. Facts and information contained in documents filed in the Data Room pursuant to Exhibit 13.2 are known to the Purchaser.

13.3.  Jegliche personliche Haftung des Sachwalters, seiner Mitarbeiter, Erfüllungsgehilfen, Berater und Vertreter sowie der Geschaftsführer und der Generalbevollmachtigten Daniel Barth der Ver-kauferin, ihrer jeweiligen Mitarbeiter, Erfüllungs-gehilfen, Berater und Vertreter aus oder im Zu-sammenhang mit (i) Ansprüchen aus diesem Vertrag, (ii) den in diesem Vertrag beschriebe-nen Transaktionen und (iii) Vereinbarungen in Ausführung dieses Vertrages ist, soweit rechtlich zulassig, ausgeschlossen (§ 328 8GB).

13.3  Any personal liability of the Administrator, its employees, vicarious agents, advisors and representatives as well as the managing directors and the general agents Daniel Barth of the Seller, their respective employees, vicarious agents, advisors and representatives arising out of or in connection with (i) claims under this Agreement, (ii) the transactions described in this Agreement and (iii) agreements in execution of this Agreement is excluded to the extent legally permissible (§ 328 8GB).

13.4.  Dem Kaufer ist bekannt und er erkennt an, dass der elektronische Datenraum, zu dem ihm im Hinblick auf das jeweilige lnsolvenzverfahren über das Vermogen der Verkauferin sowie den Abschluss dieses Vertrages Zugang gewahrt worden ist, von Mitarbeitern der Verkauferin un-ter starkem Zeitdruck erstellt wurde. Weder die Verkauferin noch deren jeweilige Mitarbeiter, Er-füllungsgehilfen, Berater und Vertreter haften für die Qualitat, Vollstandigkeit des Datenraums bzw. der darin enthaltenen Unterlagen oder ln-formationen.

13.4  The Purchaser is aware and acknowledges that the electronic data room to which it has been granted access with regard to the respective insolvency proceedings regarding the assets of the Seller as well as the conclusion of this Agreement has been created by employees of the Seller under severe time pressure. Neither the Seller nor its respective employees, vicarious agents, consultants and representatives shall be liable for the quality, completeness of the data room or the documents or information contained therein.

Seite 49 von 72

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die englische Fassung ist nur eine unverbindliche Lesefassung.

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the English version is non-binding for convenience purposes.

13.5. Rechte des Kaufers, die sich auf vorsatzliches Fehlverhalten und/oder arglistiges Verhalten stützen, bleiben unberührt.	13.5 Rights of the Purchaser based on intentional misconduct and/or fraudulent conduct shall remain unaffected.

13.6.  Die Haftung der Verkauferin für samtliche An-sprüche aus oder im Zusammenhang mit diesem Vertrag ist insgesamt der Hohe nach auf einen Betrag von 5 % des Kaufpreises beschrankt. Diese Haftungsbeschrankung gilt nicht für die Ansprüche des Kaufers auf Erfüllung, Rückzah-lung des Kaufpreises bzw. von Teilen des Kauf-preises, sowie die Regelungen in Ziffer 9.2.3 (iv) sowie Ziffer 10.2.

13.6  The liability of the Seller for all claims arising from or in connection with this contract shall be limited in total toan amount of 5% of the Purchase Price. This limitation of liability shall not apply to the Purchaser’s claims for performance, the repayment of the Purchase Price or parts thereof, Clause 9.2.3 (iv) and Clause 10.2.

13.7.  Soweit es nach oder im Zusammenhang mit die-sem Vertrag auf das Verschulden, das Wissen, die Kenntnis, ein Kennenmüssen oder auf sons-tige subjektive Merkmale (insgesamt: subjektive Merkmale) auf Seiten der Verkauferin ankommt, vereinbaren die Parteien, dass solche subjekti-ven Merkmale bei der Verkauferin nur dann als vorliegend gelten sallen, soweit sie bei mindes-tens einem Geschaftsführer der Verkauferin am Unterzeichnungstag vorliegen. Eine darüber hin-ausgehende Zurechnung findet, soweit rechtlich zulassig, nicht statt. lnsbesondere finden, soweit rechtlich zulassig, §§ 166, 278 8GB keine An-wendung.

13.7  Insofar as, under or in connection with this Agreement, fault, knowledge, awareness or other subjective characteristics (collectively: subjective characteristics) on the part of the Seller are relevant, the Parties agree that such subjective characteristics shall only be deemed to exist on the part of the Seller insofar as they exist on the part of at least one Managing Director of the Seller on the date of signing. Any attribution beyond this shall not take place, to the extent legally permissible. In particular, to the extent legally permissible, §§ 166, 278 8GB shall not apply.

Seite 50 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

13.8.  Sollte der nach Auffassung der Parteien wenig wahrscheinliche Fall einer Verletzung von Le-ben, Korper Gesundheit eintreten, so ist eine Haftung der Verkauferin dann ausgeschlossen, soweit nur eine leicht fahrlassige Pflichtverlet-zung vorliegt. Bei sonstigen Schaden ist die Haf-tung dann ausgeschlossen, soweit nur eine leicht fahrlassige oder fahrlassige Pflichtverletzung vorliegt.

13.8  If, in the opinion of the parties, the unlikely case of injury to life, limb or health should occur, liability on the part of the Seller shall then be excluded insofar as there is only a slightly negligent breach of duty. In the case of other damages, liability is then excluded insofar as only a slightly negligent or negligent breach of duty exists.

14. Steuern	14. Taxes

14.1.  Steuern im Sinne dieses Vertrages sind (i) alle von einer zustandigen inlandischen Bundes-, Landes-oder Kommunalbehorde oder einer ent-sprechenden auslandischen Behorde (“Steuer-behorde(n)” genannt) erhobenen Steuern im Sinne von § 3 Absatz 1 bis Absatz 3 AO oder entsprechenden Regelungen eines auslandi-schen Rechts, (ii) Sozialversicherungsbeitrage, (iii) steuerliche Nebenleistungen gemaB § 3 Ab-satz 4 AO oder entsprechender Regelungen ei-nes auslandischen Rechts sowie Haftungsver-bindlichkeiten für vorstehend unter (i) bis (iii) ge-nannte Aufwendungen (zusammen “Steuern” genannt).

14.1  Taxes within the meaning of this Agreement are (i) all taxes levied by a competent domestic federal, state or local authority ora corresponding foreign authority (“Tax Authority(ies)”) within the meaning of § 3 (1) to (3) AO or corresponding regulations of a foreign law, (ii) social security contributions, (iii) ancillary tax benefits pursuant to § 3 (4) AO or corresponding regulations of a foreign law as well as liability obligations for expenses mentioned above under (i) to (iii) (together referred to as “Taxes”).

14.2.  Der Kaufer bestatigt, dass er Unternehmer im Sinne des § 2 UStG ist und den Erwerb gemaB den Bestimmungen dieses Vertrages im Rah-men seines Unternehmens ausführt. Der Kaufer hat die Verkauferin von allen Nachteilen freizu-stellen, die sich aus einer Unrichtigkeit der vor-stehenden Angaben des Kaufers in diesem Ab-satz 2 ergeben.

14.2  The Purchaser confirms that he is an entrepreneur within the meaning of § 2 UStG and that he will carry out the purchase in accordance with the provisions of this contract within the scope of his business. The Purchaser shall indemnify the Seller against all disadvantages resulting from any incorrectness of the Purchaser’s above information in this paragraph 2.

Seite 51 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

14.3.  Der Kaufer hat nach Wahl der Verkauferin alle Steuern an diese oder an die zustandigen Steu-erbehorden zu zahlen, die im Zusammenhang mit dem Abschluss oder der Durchführung die-ses Vertrages und der darin geregelten Ge-schaftsvorgange zahlbar sind, und die Verkaufe-rin von und wegen aller derartigen Steuern frei-zustellen.

14.3  Purchaser shall, at Seller’s option, pay to Sellar or to the appropriate taxing authorities all taxes payable in connection with the execution or performance of this Agreement and the transactions contemplated hereby, and shall indemnify Sellar from and on account of all such taxes.

14.4.  Ansprüche nach dieser Ziffer 14 verjahren nicht früher als sechs Monate nach dem spateren der nachfolgend genannten Daten: (i) dem Datum, an dem der Steuerbescheid, der einen Anspruch nach diesem Vertrag ergibt, formell und materiell bestandskraftig geworden ist oder (ii) dem Ablauf der gesetzlichen Verjahrungsfrist.

14.4  Claims according to this clause 14 shall expire no earlier than six months after the later of (i) the date on which the tax assessment notice giving rise to a claim under this Agreement has become final in form and substance or (ii) the expiry of the statutory limitation period.

15. Zahlungen Dritter	15. Third-party payments

15.1.  Der Kaufer ist verpflichtet, Zahlungen Dritter auf Forderungen oder sonstige Rechte der Verkau-ferin unverzüglich und ohne Abzüge an die Ver-kauferin auszukehren, es sei denn, die betreffen-den Forderungen und Rechte stehen nach die-sem Vertrag dem Kaufer zu. Die Verkauferin ist verpflichtet, Zahlungen Dritter auf Forderungen oder sonstige Rechte nach dem Vollzugstag un-verzüglich und ohne Abzüge an den Kaufer aus-zukehren, soweit die betreffenden Forderungen und Rechte nach diesem Vertrag dem Kaufer zu-stehen und soweit insolvenzrechtlich zulassig.

15.1  The Purchaser shall be obligated to turn over payments of third parties on claims or other rights of the Sellar to the Sellar without undue delay and without deductions, unless the relevant claims and rights are dueto the Purchaser under this contract. The Sellar shall be obligad to turn over payments of third parties on claims or other rights to the Purchaser without delay and without deductions after the Closing Date, unless the Purchaser is entitled to the relevant claims and rights under this contract and insofar as permissible under insolvency law.

Seite 52 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

16. Geschaftsführung zwischen Unter-zeichnung und Vollzug	16.1 Conduct of Business between Signing and Closing

16.1. Die Verkauferin hat ihre Geschafte zwischen dem Unterzeichnungstag und dem Vollzugstag im gewohnlichen Geschaftsverkehr und in Über-einstimmung mit der bisherigen Praxis zu führen.	16.1 The Seller shall conduct its business between Signing Date and the Closing Date in the ordinary course of business consistent with past practice.

16.2.  lnsbesondere darf die Verkauferin zwischen dem Unterzeichnungstag und dem Vollzugstag keine der Kaufgegenstande ohne vorherige schriftliche Zustimmung der Kauferin verkaufen oder ander-weitig verauBern. Fertige Erzeugnisse und Wa-ren dürfen im Rahmen des normalen Geschafts-verkehrs ohne die Zustimmung des Kaufers ver-kauft werden.

16.2  In particular, the Seller shall not sell or dispose, by any means, any of the Purchase ltems between the Signing Date and the Closing Date except with the Purchaser’s prior written consent. Finished goods and goods for resale may be sold in the ordinary course of business without the consent of the Purchaser.

16.3.  Darüber hinaus verpflichtet sich die Verkauferin, nicht in einer Weise zu handeln, die den Ab-schluss oder eine in diesem Vertrag enthaltene Transaktion beeintrachtigen, gefahrden oder be-hindern konnte.

16.3 Furthermore, the Seller undertakes not to act in a manner that might impair, jeopardizes or hinder the Closing or any transaction contained in this agreement.

16.4.  Die Verkauferin wird dem Kaufer und seinen Ver-tretern (einschlieBlich Rechtsberatern und Wirt-schaftsprüfern) zwischen dem Unterzeichnungs-tag und dem Vollzugstag nach angemessener Vorankündigung zu allen angemessenen Zeiten

16.4 From and after the date of this Agreement and until the Closing Date, the Seller shall permit Purchaser or its representatives (in-

Seite 53 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

uneingeschrankten Zugang zu den Raumlichkei-ten, den Büchern, Aufzeichnungen (einschlieB-lich Steuerunterlagen), Vertragen, Dokumenten und lnformationen im Zusammenhang mit den Kaufgegenstanden gewahren.

cluding legal counsel and accountants), upon reasonable advance notice, to have full access at all reasonable times, to the premisas, properties, books, records (including Tax records), contracts, documents and information relatad to the Purchased ltems.

17. Vollzugsbedingungen	17. Closing Conditions

17.1.  Die Verkauferin und der Kaufer sind zum Vollzug im Sinne der Ziffer 17 verpflichtet, sobald die fol-genden aufschiebenden Bedingungen (nachfol-gend “Vollzugsbedingungen” genannt) erfüllt sind, soweit der Kaufer nicht gemaB Absatz 17.4 auf deren Vorliegen verzichtet:

17.1  The Seller and the Purchaser shall be obligated to Completion within the meaning of Clause 17 as soon as the following conditions precedent (hereinafter referred to as “Closing Conditions”) have been fulfilled, unless the Purchaser waives the existence thereof pursuant to 17.4:

a)   Der Glaubigerausschuss im lnsolvenzver-fahren über die Vermogen der Verkauferin hat diesem Vertrag zugestimmt.

b)   Die in der Anlage 17.1. b) naher bezeich-nete Vereinbarung über Nichternsthaftes Einfordern und Verwerten oder eine materi-ell vergleichbare Version wurde zwischen allen Vertragsparteien der vorstehenden Anlage unterzeichnet.

a)   The creditors’ committee in the insolvency proceedings relating to the assets of the seller has approved this agreement.

b)   The Agreement on Non-lntrusive Collection and Utilization specified in Annex 17.1. b) or a materially identical version has been signed between all Parties to the above Annex.

17.2. Die Parteien werden sich nach besten Kraften bemühen, sicherzustellen, dass die Vollzugsbe-dingungen so bald wie moglich nach der Unter-zeichnung dieses Vertrages erfüllt werden.	17.2 The Parties shall use their best efforts to ensure that the Closing Conditions are metas soon as possible after the signing of this Agreement.

Seite 54 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

17.3. Die Parteien werden sich gegenseitig unverzüg-lich benachrichtigen, sobald eine der Parteien Kenntnis davon erlangt hat, dass einzelne der o-der alle Vollzugsbedingungen erfüllt wurden.	17.3 The Parties will notify each other promptly upan either Party becoming aware that any or all of the Closing Conditions have been satisfied.

17.4.  Der Kaufer ist berechtigt, auf die Vollzugsbedin-gungen ganz oder teilweise zu verzichten, im Hinblick auf die Vollzugsbedingung nach Ziffer 17.1 b) nur mit Zustimmung der Verkauferin. Ein Verzicht hat in Form einer schriftlichen Erklarung an die andere Partei zu erfolgen. Die Auswirkun-gen eines solchen Verzichts sind auf diese Ziffer 17 beschrankt und haben keine Auswirkungen für Ansprüche auf Erfüllung oder Schadenser-satz, die die verzichtende Partei nach diesem Vertrag als Folge des Nichteintritts der Vollzugs-bedingung, auf die verzichtet wurde, haben kann.

17.4  The Purchaser is entitled to waive the Closing Conditions in whole or in part, with regard to the execution condition pursuant to elause 17.1 b) only with the consent of the Seller. Any waiver shall be in the form of a written statement to the other party. The effects of such waiver shall be limited to this clause 17 limited and shall have no effect on any claim far performance or damages which the waiving party may have under this Agreement as a result of the nonoccurrence of the Closing Condition waived.

18. Vollzug	18. Closing

18.1.  Dieser Vertrag, mithin auch der Übergang des Eigentums anden Kaufgegenstanden, mit Aus-nahme den Geschaftsanteilen an ABL Morocco S.A., ABL (Shanghai) Co. Ltd und ABL Neder-land B.V wird, sofern sich die Parteien nicht ab-weichend einigen, bei Eintritt der Vollzugsbedin-gungen oder dem Verzicht darauf, frühestens zum 01. November 2023 vollzogen (“Vollzugs-tag”). Der Kauf bzw. der Verkauf der Kaufge-genstande erfolgt mit wirtschaftlicher Wirkung, unabhangig vom dinglichen Vollzug im AuBen-verhaltnis, zum 01. November 2023 (vorstehend und nachfolgend bezeichnet als “Stichtag”).

18.1  This agreement, including the transfer of ownership of the Purchase Objects with the exception of the shares in ABL Morocco S.A., ABL (Shanghai) Co. Ltd and ABL Nederland B.V shall be closed upon the occurrence of all Closing Conditions or waiver thereof, at the earliest on November 1, 2023 (“Closing Date”) or at any other time as agreed by the Parties. The purchase or sale of the Purchase ltems shall take place with economic effect, irrespective of the execution in rem in the externa! relationship, on November 01, 2023 (re-ferred to above and below as the “Effective Date”).

Seite 55 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

18.2. Am Vollzugstag werden die Parteien - je nach Abstimmung - entweder in den Raumen der Ver-kauferin in Lauf an der Pegnitz oder digital die folgenden Vollzugshandlungen vornehmen (“Vollzug”):	18.2 On the execution day, the parties shall- depending on voting - either perform the following execution acts at the Seller’s premises in Lauf an der Pegnitz or digitally (“Closing”):

a)   Die Verkauferin wird den Beschluss des Glaubiger-ausschusses im lnsolvenzverfahren über die Ver-mógen der Verkauferin über die Zustimmung zu diesem Vertrag vorlegen (Kopie oder als pdf-Datei per E-Mail ausreichend.

a) The Seller shall submit the resolution of the creditors’ committee in the insolvency proceedings over the assets of the Seller on the approval of this Agreement (copy is sufficient).

b) Die Verkauferin legt die auf den 30. Oktober 2023 fortgeführten Anlagen gemaB Ziffer 9.1.1., 9.2.1, 9.3.1 und 10.1 vor (als pdf-Datei per E-Mail ausrei-chend).	b) The Seller shall submit the attachments carried forward to the October, 30, 2023 Date pursuant to Sections 9.1.1, 9.2.1, 9.3.1 and 10.1.

e)   Die Verkauferin verzichtet (als pdf-Datei per E-Mail ausreichend) auf samtliche bekannten und unbe-kannten Ansprüche, die ihr gegebenenfalls gegen ABL Morocco S.A., ABL (Shanghai) Co. Ltd oder ABL Nederland B.V. zustehen, soweit es sich nicht um Forderungen aus Lieferungen und Leistungen und die Maschinenmiete jeweils ab dem 26.06.2023 handelt, die in den entsprechenden An-lagen zu diesem Vertrag offengelegt wurden. Der Verkaufer wird lntercompany Zahlungen aus Liefe-rung und Leistung zwischen dem Verkaufer und den vorgenannten Unternehmen vor Closing aus-gleichen.

e)   The Seller waives any claims, whether known or unknown, it may have against ABL Morocco S.A., ABL (Shanghai) Co. Ltd or ABL Nederland B.V, unless they relate to trade receivables and machine rent disclosed in the relevant Annexes to this Agreement, in each case from 26.06.2023 onwards. Seller shall settle intercompany payments arising from deliveries and services between Seller and the aforementioned companies prior to Closing.

Seite 56 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

d)   Der Kaufer zahlt die erste Rate des Kaufpreises ge-maB Ziffer 11.2 auf das Sicherheitenerloskonto so-wie das Verkauferkonto und weist (als pdf-Datei per E-Mail ausreichend) die Durchführung der beiden Überweisungen durch eine Bestatigung (E-Mail ausreichend) der ausführenden Bank oder einen Kontoauszug nach.

d)   The Purchaser shall pay the first instalment of the Purchase Price pursuant to Clause 11.2 to the collataral account and to the Seller’s account and proves (as pdf. by e-mail sufficient) the execution of the two transfers by a confirmation (e-mail sufficient) of the executing bank or a bank statement.

18.3.  Der Kaufer ist berechtigt, auf die Vornahme der in Ziffer 18.2 lit. (a) bis (c) aufgeführten Vollzugs-handlungen ganz oder teilweise zu verzichten. Ein Verzicht hat in Form einer schriftlichen Erkla-rung an die jeweils andere Partei zu erfolgen. Die Auswirkungen eines solchen Verzichts sind auf diese Ziffer 18 beschrankt und haben keine Aus-wirkungen für Ansprüche auf Erfüllung oder Schadensersatz, die die verzichtende Partei nach diesem Kaufvertrag als Folge der Nichtvor-nahme der Vollzugshandlung, auf die verzichtet wurde, haben kann.

18.3  The Purchaser shall be entitled to waive the performance of the obligations set forth in 18.2 (a) to (c) in whole or in part. A waiver shall be made in the form of a written declaration to the respective other party. The effects of such a waiver shall be limited to this clause 18 and shall have no effect on any claim for performance or damages that the waiving party may have under this Purchase Agreement as a result of the failure to perform the Completion Action waived.

18.4.  Die Parteien werden sich nach besten Kraften bemühen, das von diesem Kaufvertrag erfasste Erwerbsvorhaben vollstandig durchzuführen, insbesondere die Vollzugshandlungen vorzuneh-men, und verpflichten sich, zu diesem Zweck alle vernünftigerweise zumutbaren, moglicherweise noch erforderlichen Handlungen vorzunehmen, insbesondere samtliche Dokumente zu unter-zeichnen und anzufertigen, die für die endgültige Übertragung des Eigentums an den Geschafts-anteilen erforderlich sind.

18.4  The Parties shall use their best efforts to fully carry out the acquisition project covered by this Purchase Agreement, in particular to perform the closing acts, and to this end undertake to perform all reasonably reasonable acts that may still be required, in particular to sign and execute all documents required for the final transfer of ownership of the Business Shares.

18.5.  Am Vollzugstag gehen Besitz, Nutzen, Las-ten, Gefahren, Steuern, offentlich-rechtliche Pflichten, offentlich-rechtliche Abgaben, of-fentlich-rechtliche Beschrankungen und Ver-kehrssicherungspflichten sowie die Gefahr

18.5 On the Closing Date, possession, benefits, burdens, risks, taxes, public law obligations, public law duties, public law restrictions and traffic safety obligations as well as the risk

Seite 57 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

des zufalligen Untergangs und der Ver-schlechterung hinsichtlich der Kaufgegen-stande auf den Kaufer über. Die Parteien sind sich einig, dass das Eigentum an den gemaB diesem Vertrag verkauften Kaufge-genstanden am Vollzugstag aufschiebend bedingt durch die Zurverfügungstellung der Kaufpreissicherheiten gemaB Ziffer 11.9 auf den Kaufer übergeht.

of accidental loss and deterioration with regard to the purchased items shall pass to the Purchaser. The Parties agree that title to the Purchase Objects sold under this Agreement shall pass to the Purchaser on the Closing Date subject to the provision of the purchase price security pursuant to Clause 11.9.

19. Kaufergarantie/ Zahlungsgarantie	19. Purchaser guarantee / Payment guarantee

19.1.  Der Kaufer garantiert in Form selbstandiger Ga-rantieversprechen gemaB § 311 Absatz 1 8GB, dass die nachfolgenden Aussagen (zusammen “Kaufergarantien” und einzeln “Kaufergarantie” genannt) am Tag der Unterzeichnung dieses Vertrages und am Vollzugstag vollstandig und richtig sind:

19.1  The Purchaser warrants, in the form of independent warranty promises pursuant to§ 311(1) of the German Civil Code (8GB), that the following statements (collectively referred to as the “Purchaser Warranties” and individually as the “Purchaser Warranties”) are complete and correct as of the date of signing of this Agreement and as of the Closing Date:

a)   Der Kaufer ist nach den auf ihn anwendbaren gesetzlichen Bestimmungen ordnungsge-maB errichtet worden. Er verfügt über die not-wendige gesellschaftsrechtliche Verfügungs-macht, um Eigentümer seiner Vermogensge-genstande zu sein und seinen Geschaftsbe-trieb zu führen.

a)   The Purchaser has been duly established in accordance with the statutory provisions applicable to it. lt has the necessary power of disposal under company law to own its assets and to manage its business operations.

b)   Der Kaufer ist uneingeschrankt berechtigt, diesen Vertrag und die hiernach vorgesehe-nen Rechtsgeschafte abzuschlieBen und durchzuführen. Er verfügt über alle für den Abschluss und die Durchführung dieses Ver-trages und der hiernach vorgesehenen Rechtsgeschafte erforderlichen Zustimmun-gen.

b)   The Purchaser shall have the unrestricted right to enter into and perform this Agreement and the legal transactions contemplated hereunder. lt has all consents required for the conclusion and execution of this Agreement and the legal transactions provided for hereunder.

Seite 58 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

c)   Der Abschluss und die Durchführung dieses Vertrages verletzen weder die Satzung oder Geschaftsordnungen des Kaufers noch den Kaufer bindende Rechtsvorschriften, gericht-liche oder behordliche Entscheidungen, Ver-fügungen, Anordnungen oder sonstige bin-dende Regelungen. Es sind keine Klagen, Untersuchungen, Verfahren oder sonstigen MaBnahmen vor oder von einem Gericht, an-deren Hoheitstragern oder einem Schiedsge-richt gegen den Kaufer angedroht oder an-hangig, die geeignet oder darauf gerichtet sind, die Durchführung dieses Vertrages zu verhindern, zu verzogern oder zu verandern.

c)   The execution and performance of this Agreement shall not violate Purchaser•s articles of incorporation or bylaws or any law, court or governmental decision, arder, injunction or other binding provision binding upen Purchaser. No action, investigation, proceeding or other action is threatened or pending against Purchaser befare or by any court, other governmental authority or arbitrator which is likely or designed to prevent, delay or modify the performance of this Agreement.

19.2. Verletzt der Kaufer eine Kaufergarantie, ist er verpflichtet, der Verkauferin alle ihr daraus entstehenden Schaden zu ersetzen.	19.2 If the Purchaser violates a Purchaser•s guarantee, he is obliged to compensate the Seller for all resulting damages.

19.3. Der Garantiegeber steht vollumfanglich für alle Zahlungsverpflichtungen der Kauferin gemaB Ziffer 11 entsprechend und im Rah-men der Bestimmungen dieses Vertrages ein.	19.3. The Guarantor shall be fully liable for all payment obligations of the Purchaser pursuant to Clause 11 accordingly and within the scope of the provisions of this Agreement.

20. Fusionskontrolle	20. Merger Control

20.1. Die Parteien gehen übereinstimmend davon aus, dass die in diesem Kaufvertrag geregelten Transaktion einer Zustimmung der zustandigen	20.1 The Parties unanimously agree that the transaction governed by this Purchase Agreement “do neither require approval by the competent

Seite 59 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

Kartell-, Fusionskontroll- und Wettbewerbsbe-horden nicht bedürfen bzw. eine Erteilung der Freigabe der Transaktion durch die zustandigen Kartell-, Fusionskontroll- und Wettbewerbsrecht nicht erforderlich ist.

antitrust, merger control and competition authorities nor granting of clearance of the Transaction by the competent antitrust, merger control and competition authorities.

21. Rücktritt	21. Withdrawal

21.1.  Die Verkauferin kann von diesem Kaufvertrag ganz oder teilweise durch schriftliche Erklarung an den Kaufer zurücktreten, ohne dass es einer Fristsetzung gemaB § 323 Absatz 1 8GB bedarf, wenn und sobald die Glaubigerversammlung in den lnsolvenzverfahren über die Vermogen der Verkauferin diesen Vertrag abgelehnt oder die-sem nicht zugestimmt hat und das lnsolvenzge-richt diesen Beschluss nicht nach § 78 lnsO auf-gehoben hat. Die Zustimmung gilt auch dann gem. § 160 Abs. 1 S. 3 lnsO als erteilt, wenn die Glaubigerversammlung beschlussunfahig ist. Sollte die Bedingung wider Erwarten nicht eintre-ten, sind Schadensersatzansprüche der Parteien untereinander ausgeschlossen

21.1  The Seller may withdraw from this purchase agreement in whole or in part by written declaration to the Purchaser without the need to set a deadline pursuant to § 323 (1) of the German Civil Code (Bürgerliches Gesetzbuch - 8GB) if and as soon as the creditors’ meeting in the insolvency proceedings relating to the assets of the Seller has rejected this agreement or has not approved it and the insolvency court has not annulled this decision in accordance with § 78 lnsO. Consent is also given in accordance with § 160 (1) sentence 3 lnsO if the creditors’ meeting lacks a quorum. lf, contrary to expectations, the condition does not occur, claims for damages between the parties are excluded.

21.2. Jede Partei kann von diesem Kaufvertrag durch schriftliche Erklarung an die andere Partei zu-rücktreten, ohne dass es einer Fristsetzung ge-maB § 323 Absatz 1 8GB bedarf, wenn	21.2 Either party may withdraw from this purchase contract by written declaration to the other party without the need to set a deadline pursuant to § 323 (1) of the German Civil Code (8GB) if

Seite 60 von 72

Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

a) die Vollzugsbedingungen gemaB Ziffer 17.1. nicht spatestens bis zum 1. Dezember 2023 (o-der innerhalb einer langeren, von den Parteien vereinbarten Frist) eingetreten oder	a) the Closing Condition pursuant to Clause 17.1has not occurred until December 1, 2023 (or within a longer period agreed by the Parties) or

b) die Vollzugshandlungen nicht spatestens inner-halb von 14 Tagen nach dem Tag des Eintritts der Vollzugsbedingungen durchgeführt worden sind.	b) the Closing Actions have not been performed within 14 days after the date of occurrence of the Closing Conditions at the latest.

21.3.  Wenn die erste Rate des Kaufpreises am Vol/-zugstag nicht oder nicht vollstandig geleistet wor-den ist, gerat der Kauferin Verzug, ohne dass es einer Mahnung der Verkauferin bedarf, und die Verkauferin ist berechtigt, nach ihrer Wahl wie folgt zu verfahren:

21.3  lf the first instalment of the Purchase Price has not been paid or has not been paid in full on the Closing Date, the Purchaser shall be in default without the need for a reminder from the Seller, and the Seller shall be entitled to proceed as follows, at its option:

a)   Sie kann von diesem Vertrag durch schriftliche Erklarung gegenüber dem Kaufer ganz oder teil-weise zurücktreten. Der Kaufer ist in diesem Fall für die Differenz zwischen dem Kaufpreis und den Preisen haftbar, die die Verkauferin erzielen kann, wenn sie die Kaufgegenstande ganz oder teilweise an einen oder mehrere andere Kaufer verkauft, wenn die jeweils zu erzielende Preise niedriger als der in diesem Vertrag vereinbarte Kaufpreis ist, sowie für andere Schaden der Ver-kauferin in Bezug auf die Kaufgegenstande, ein-schlieBlich Zinsen auf den Betrag des Kaufprei-ses in Hohe von jeweils neun Prozentpunkten über dem Basiszinssatz ab dem auf den Tag des Vollzugs folgenden Tag.

a)   lt may withdraw from this contract in whole or in part by written declaration to the Purchaser. In this case, the Purchaser shall be liable for the difference between the purchase price and the prices which the Seller can achieve if it sells the purchase items in whole or in part to one or more other Purchasers, if the price to be achieved in each case is lower than the purchase price agreed in this contract, as well as for other damages of the Seller in relation to the purchase items, including interest on the amount of the purchase price in the amount of nine percentage points above the prime rate in each case from the day following the day of execution.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

b)   Die Verkauferin kann alternativ von dem Kaufer verlangen, die Zahlung der ersten Rate des Kaufpreises innerhalb einer von der Verkauferin festgelegten zumutbaren Nachfrist von mindes-tens fünf Arbeitstagen zu leisten. Sollte der Kau-fer die Zahlung leisten, hat die Verkauferin dem Kaufer die Kaufgegenstande im Einklang mit den Regelungen dieses Vertrages zu übertragen und zu übergeben. Die Verkauferin ist auch in diesem Fall berechtigt, von dem Kaufer den Ersatz des Schadens zu verlangen, der durch den Verzug des Kaufers verursacht wurde, einschlieBlich Zinsen von neun Prozentpunkten über dem Ba-siszinssatz ab dem Tag, der auf den Tag folgt, an dem die Zahlung der ersten Rate des Kauf-preises fallig war. Sollte der Kaufer die Zahlung ganz oder teilweise nicht wie verlangt innerhalb der Nachfrist leisten, findet Ziffer a) entspre-chende Anwendung.

b)   The Seller may alternatively require the Purchaser to make payment of the first instalment of the Purchase Price within a reasonable grace period determinad by the Seller of at least five banking days. lf the Purchaser makes the payment, the Seller shall transfer and hand over the Purchased ltems to the Purchaser in accordance with the provisions of this contract. Also in this case, the Seller shall be entitled to claim from the Purchaser compensation for the damage caused by the Purchaser•s default, including interest at the rate of nine percentage points above the prime rate from the day following the day on which the payment was due. Should the Purchaser fail to make payment of the first instalment of the Purchase Price in whole or in partas required within the grace period, sec. 21.3.a) shall apply accordingly.

21.4. Ein Rücktritt nach Ziffer 21.2. ist ausgeschlos-sen, wenn die zurücktretende Partei im Hinblick auf die ausgebliebene Vollzugsbedingung gegen Verpflichtungen aus diesem Vertrag verstoBen hat.	21.4 Withdrawal pursuant to Clause 21.2. shall be excluded if the withdrawing party has breached any obligations under this Agreement with regard to the failed Closing Conditions.

21.5. Zinsen sind auf der Grundlage eines Kalender-von 360 Tagen und eines Kalendermo-nats von 30 Tagen zu berechnen.	21.5 lnterest shall be calculated on the jahres basis of a calendar year of 360 days anda calendar month of 30 days.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

21.6.  lm Fall eines Rücktritts hat der Kaufer der Ver-kauferin unverzüglich alle Aufzeichnungen und Dokumente sowie alle anderen Materialien und lnformationen zurückzugeben oder zu vernich-ten, die er im Zusammenhang mit dem beabsich-tigten Erwerb der Kaufgegenstande von der Ver-kauferin und/oder von den Rechtsanwalten, Wirt-schaftsprüfern oder sonstigen Beratern der Ver-kauferin erworben hat. AuBerdem hat der Kaufer alle Erkenntnisse, die er aus den oben genann-ten Aufzeichnungen, Dokumenten, Materialien und lnformationen und/oder aus den Verhand-lungen im Zusammenhang mit dem beabsichtig-ten Erwerb des Geschaftsbetriebes der Verkau-ferin strikt vertraulich zu behandeln.

21.6  In the event of a withdrawal, Purchaser shall immediately return to Seller or destroy all records and documents and all other materials and information acquired by them from Seller and/or Seller’s attorneys, accountants or other advisors in connection with the intended acquisition of the Purchase ltems. In addition, Purchaser shall hold in strict confidence ali knowledge gained by them from the foregoing records, documents, materials and information and/or from negotiations in connection with the proposed acquisition of Seller’s business.

21.7. lm Fall eines Rücktritts unterliegen die Parteien weiterhin den Verpflichtungen aus vorstehender Ziff. 21.6 und den Ziff. 23 bis 28 dieses Vertra-ges.	21.7 In the event of a withdrawal, the parties shall continue to be subject to the obligations under sec. 21.6 and Clauses 23 to 28 of this Agreement.

21.8. Weitere Rechte bleiben den Parteien im Fall des Rücktritts nach Ziff. 21 dieses Vertrages vorbe-halten.	21.8 The Parties reserves further rights in the event of withdrawal in accordance with Clause 21 of this contract.

21. Kooperation, Geschaftsunterlagen	22. Cooperation, busi- ness documents

22.1.  Die Parteien verpflichten sich gegenseitig, alle Erklarungen auszustellen, alle Dokumente zu unterzeichnen und alle sonstigen Handlungen vorzunehmen, die sich im Zusammenhang mit der Übertragung der nach diesem Vertrag ver-kauften Kaufgegenstande als notwendig oder zweckmaBig erweisen.

22.1  The parties mutually undertake to issue ali declarations, sign all documents and perform all other acts that may preve necessary or expedient in connection with the transfer of the Purchase ltems sold under this Agreement.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

22.2.  Vorbehaltlich der nachstehenden Ziffer 22.3 ist die Verkauferin verpflichtet, dem Kaufer 21 Bankarbeitstage nach dem Vollzugstag alle schriftlichen oder elektronisch oder auf sonstige Weise gespeicherten technischen, kaufmanni-schen und sonstigen Aufzeichnungen über den Geschaftsbetrieb der Verkauferin auszuhandi-gen, die die Verkauferin in ihrem Besitz hat (“Ge-schaftsunterlagen” genannt). Der Kaufer hat si-cherzustellen, dass die Verkauferin jederzeit, je-doch, wenn moglich wahrend der Geschaftsstun-den, die Geschaftsunterlagen einsehen und Fo-tokopien aus ihnen anfertigen kann.

22.2  Subject to the following para. 22.3 Seller shall deliver to Purchaser, no later than 21 Banking Days after the Closing Date, all written or electronically or otherwise stored technical, commercial and other records relating to Seller’s business which Seller has in its possession (“Business Records”) Purchaser shall ensure that Seller may inspect and make photocopies from the Business Records at any time, but if possible during business hours.

22.3.  Die Buchführungsunterlagen der Verkauferin alle anderen Aufzeichnungen, die die Ver-kauferin benotigt, um ihre Pflichten zu erfüllen (z. B. die gesetzliche Verpflichtung zur Aktenaufbe-wahrung) verbleiben, sofern von der Verkauferin gewünscht, bei dieser, jedoch wird die Verkaufe-rin dem Kaufer auf Kosten des Kaufers Fotoko-pien von solchen Dokumenten unverzüglich zur Verfügung stellen, soweit dies in rechtlicher, ins-besondere datenschutzrechtlicher Hinsicht zu-lassig ist. Aufzeichnungen, die sich auf die lnsol-venzbuchführung und die jeweiligen lnsolvenz-verfahren über die Vermogen der Verkauferin beziehen, bleiben im ausschlieBlichen Besitz der Verkauferin; der Kaufer hat kein Recht, Einsicht in diese zu nehmen.

22.3  The Seller’s accounting records und and all other records required by the Seller to fulfill its obligations (e.g. the statutory obligation to keep records) shall remain with the Seller, if requested by the Seller, however, the Seller shall promptly provide the Purchaser with photocopies of such documents at the Purchaser’s expense to the extent permissible from a legal point of view, in particular from a data protection point of view. Records relating to the insolvency accounting and the respective insolvency proceedings relating to the assets of the Seller shall remain in the exclusive possession of the Seller; the Purchaser shall have no right to inspect them.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

22.4. Der Kaufer hat die Verkauferin bei der Erstellung der (lnsolvenz-)Buchführung in dem lnsolvenz-verfahren über das Vermogen der Verkauferin zu unterstützen.	22.4 The Purchaser shall assist the Seller in preparing the (insolvency) accounts in the insolvency proceedings relating to the assets of the Seller.

22.5.  Der Kaufer hat der Verkauferin oder von ihr be-stimmten Dritten weiterhin für die Zwecke der ln-solvenzverwaltung einen Büroraum am Sitz der Verkauferin unentgeltlich zur Verfügung zu stel-len. Der Kaufer hat sicherzustellen, dass die Ar-beitnehmer des Kaufers die Verkauferin oder von ihr bestimmte Dritte in zumutbarem MaBe bei der Abwicklung der lnsolvenzverfahren unentgeltlich unterstützen.

22.5  The Purchaser shall continue to provide the Seller or third parties designated by it with office space at the Seller’s registered office free of charge for the purposes of insolvency administration. The Purchaser shall ensure that the Purchaser’s employees support the Seller or third parties designated by it to a reasonable extent in the handling of the insolvency proceedings free of charge.

22.6.  Der Kaufer hat dem Sachwalter oder von ihm be-stimmten Dritten für Zwecke der Erfüllung seiner gesetzlichen oder ihm vom Insolvenzgericht übertragenen Pflichten einen Büroraum am Sitz der Verkauferin unentgeltlich zur Verfügung zu stellen und ihm Zugang zu allen Geschaftsunter-lagen gemaB Ziff. 22.2 aus der Zeit vor dem Voll-zugstag zu gewahren. Der Sachwalter ist be-rechtigt diese Geschaftsunterlagen unentgeltlich zu kopieren, soweit dies zur Erfüllung seiner Ver-pflichtungen erforderlich ist.

22.6  The Purchaser shall provide the cover pool administrator or a third party designated by the cover pool administrator with office space at the registered office of the Seller free of charge for the purpose of fulfilling its statutory duties or duties assigned to it by the insolvency court and shall grant the cover pool administrator access to all business documents pursuant to Clause 22.2 from the period prior to the Closing Date. The cover pool administrator shall be entitled to copy these business documents free of charge provided that its necessary for the fulfillment of his obligations.

22.7.  Der Kaufer übernimmt für die Dauer der gesetz-lichen Fristen auf seine Kosten die Aufbewah-rung von Monats- und Jahresabschlüssen, In-ventaren, Handelsbüchern, Lohnkonten, Han-deis-und Geschaftsbriefen sowie alle zum Ver-standnis dieser Unterlagen erforderlichen Ar-beitsunterlagen und Organisationsanweisungen der Verkauferin. Der Kaufer wird ebenfalls für diesen Zeitraum eine komplette Mandantenkopie

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

in SAP der Geschaftsvorfalle der Verkauferin er-halten und diese für die Verkauferin zuganglich halten. Der Kaufer verpflichtet sich, die Unterla-gen und lnfarmationen sicher aufzubewahren und die Vorgaben aus der DSGVO (und dem Ge-schaftsgeheimnisgesetz, ggfs. weitere Gesetze) zu berücksichtigen. Nach Ablauf der gesetzli-chen Aufbewahrungspflicht ist der Kaufer be-rechtigt und verpflichtet, diese Unterlagen entwe-der weiter aufzubewahren, nach datenschutz-rechtlichen Vorschriften ordnungsgemaB zu ent-sorgen oder für den Fall, dass die Verkauferin noch existent, annahmefahig und annahmewillig ist, sie dieser herauszugeben.

22.7.  For the duration of the statutory periods, the Purchaser shall assume at its own expense the storage of monthly and annual financia! statements, inventaries, commercial books, payroll accounts, commercial and business letters as well as all working documents and organizational instructions of the Seller required far the understanding of these documents. The Purchaser shall also receive a complete client copy in SAP of the Seller•s business transactions far this period and shall keep it accessible far the Seller. The Purchaser undertakes to store the documents and infarmation securely and to comply with the requirements of the German Data Protection Regulation (DSGVO) and the German Trade Secrets Act (Geschaftsge- heimnisgesetz) and, if applicable, other laws. After expiry of the statutory duty to preserve, the Purchaser shall be entitled and obliged either to continue to store these documents, to dispose of them in accordance with data protection regulations or, in the event that the Seller is still in existence, capable of acceptance and willing to accept, to hand them over to the Seller.

23. Vertraulichkeit	23. Confidentiality

23.1.  Die Parteien werden den lnhalt dieses Vertrages streng vertraulich behandeln, sofern und soweit nicht aufgrund van gesetzlichen Bestimmungen oder aufgrund van gerichtlichen oder behordli-chen Anordnungen oder gegenüber dem lnsol-venzgericht und dem Glaubigerausschuss ande-res erforderlich ist. lnfarmationen dürfen jedoch

23.1  The Parties shall keep the contents of this Agreement strictly confidential, unless and to the extent otherwise required by law or by court or administrative arder or vis-a-vis the lnsolvency Court and the Creditors• Committee. However, infarmation may be disclosed (i) to advisors and

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The Gerrnan version of this Agreement is binding,

the English version is non-binding for convenience purposes.

(i) gegenüber Beratern und Banken der jeweili-gen Partei, die gesetzlich zur Verschwiegenheit verpflichtet sind oder einer vergleichbaren Ver-traulichkeitsverpflichtung unterliegen, oder (ii) gegenüber Steuer-und anderen Behorden, of-fengelegt werden, soweit dies rechtlich erforder-lich ist, einschlieBlich auslandischer Behorden, wie die SEC.

banks of the respective party who are legally bound to secrecy or subject to a comparable confidentiality obligation, or (ii) to tax and other authorities, to the extent required by law, including, far the avoidance of all doubts, any foreign authorities, e.g. the SEC.

23.2. Die Parteien werden eine Presseerklarung oder ahnliche Verlautbarung in Bezug auf die mit die-sem Kaufvertrag geregelten Rechtsgeschafte nur nach vorheriger schriftlicher Abstimmung herausgeben.	23.2 The Parties shall issue a press release or similar announcement with respect to the transactions governed by this Purchase Agreement only upan prior written agreement.

24. Kosten und Gebühren	24. Costs and fees

Sofern und soweit in diesem Vertrag nichts Andares ge-regelt ist, sind samtliche Auslagen, Kosten und Gebüh-ren in Zusammenhang mit diesení Vertrag und den im Rahmen dieses Vertrages beabsichtigten Rechtsge-schaften, einschlieBlich der Kosten der Rechtsberatung, Vermittlungsgebühren oder anderen Beratungsgebüh-ren van der Partei zu tragan, in deren Auftrag und bei der die entsprechenden Auslagen, Kosten und Gebüh-ren entstehen. Die durch diesen Kaufvertrag und/oder Vollzug etwaig ausgelosten Notargebühren, Re-gistergebühren sowie die Kosten der Einholung kartell- rechtlicher Genehmigungen oder Bestatigungen sind je-doch vom Ka.uferzu tragan.

Unless and to the extent otherwise provided in this Agreement, all expenses, costs and fees in connection with this Agreement and the transactions contemplated hereunder, including the costs of legal advice, brokerage fees or other consulting fees, shall be borne by the party on whose behalf and with whom the relevant expenses, costs and fees are incurred. Dessen However, any notary fees, registration fees and costs of obtaining any antitrust approvals or confirmations triggered by this Purchase Agreement and/or its execution shall be borne by Purchaser.

25.Erklarungen, Mitteilungen	25. Declarations, messages

25.1. Samtliche Erklarungen und/ oder Mitteilungen diesem Vertrag sind schriftlich an die nach-folgenden Adressen zu richten, sofern nicht eine	25.1 AII declarations and/or notices un- nach der this Agreement shall be made in writing to the following addresses, unless either party has notified the

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

Partei die andere Partei entsprechend den Re-gelungen dieses Vertrages van einer Anderung dieser Adresse unterrichtet hat:	other party of a change in such address in accordance with the provisions of this Agreement:

a) an die Verkauferin: [***]	a) to the Seller: [***]

b) an den Kaufer sowie Garantiegeber.	b) to the Purchaser and Guarantor.

[***]	[***]

sowie nachrichtlich an:	and far infarmation purposes to [***]

[***]

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

a.    Eine Erklarung und/ oder Mitteilung an die in vor-stehendem Absatz 1 genannte Adresse ist so lange rechtswirksam, als der jeweils anderen Partei nicht schriftlich eine Mitteilung über eine neue Adresse in der Bundesrepublik Deutsch-land zugegangen ist.

25.2  A declaration and/or notification to the address stated in paragraph 1 above shall be legally effective as long as the respective other party has not received written notification of a new address in the Federal Republic of Germany.

b.   Zustellungen schriftlicher Erklarungen und/ oder Mitteilungen nach diesem Vertrag konnen (i) per-sonlich, (ii) per Telefax, (iii) per Kurier oder (iv) per E-Mail mit einer Pfd-Kopie des ordnungsge-maB unterzeichneten Dokuments erfolgen, so-fern und soweit in diesem Vertrag nichts Anderes geregelt oder gesetzlich nichts Anderes vorge- schrieben ist.

25.3  Service of written statements and/or notices under this Agreement may be made (i) in person, (ii) by facsimile, (iii) by courier, or (iv) by email with a Pfd copy of the duly signed document, unless and to the extent otherwise provided in this Agreement or required by law.

26. Verjahrung	26. Limitation

26.1. Samtliche Ansprüche aus diesem Vertrag verjah-ren mit Ablauf von 9 Monaten ab dem Vollzugs-tag, 24:00 Uhr MEZ.	26.1 AII claims arising from this contract shall become time-barred upon expiry of 9 months from the Closing Date, 24:00 CET.

26.2.  Die Verjahrung eines Anspruchs ist gehemmt, soweit eine Partei Ansprüche gegen eine andere Partei unter Bezeichnung des dem Anspruch zu-grundeliegenden Sachverhalts schriftlich geltend macht. Die Hemmung endet 3 Monate nach dem Datum der Absendung der schriftlichen Geltend-machung. Die Anwendung des § 203 8GB ist ausgeschlossen.

26.2  The statute of limitations of a claim shall be suspended insofar as the party asserts claims against another party in writing, stating the facts on which the claim is based. The suspension shall end 3 months after the date of dispatch of the written assertion. The application of § 203 8GB is excluded.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

27. Anwendbares Recht, Gerichtsstand an-wendbares Recht	27. Applicable law, place of jurisdiction

27.1.  Dieser Vertrag, die Frage seines Zustandekom-mens sowie samtliche Ansprüche aus und im Zu-sammenhang mit diesem Vertrag - einschlieBlich Ansprüchen aus unerlaubter Handlung - unterlie-gen deutschem Recht unter Ausschluss des UN-Kaufrechts, sofern und soweit nicht die Anwen-dung anderen Rechts zwingend gesetzlich vor-geschrieben ist.

27.1  This contract, the question of its formation and all claims arising from and in connection with this contract - including claims in tort - shall be governed by German law to the exclusion of the UN Convention on Contracts for the International Sale of Goods, unless and to the extent that the application of other law is mandatory by law.

27.2. AusschlieBlicher Gerichtsstand für alle Streitig-die sich aus und im Zusammenhang mit diesem Vertrag oder über seine Gültigkeit erge-ben, ist Nürnberg.	27.2 The exclusive place of jurisdiction keiten, for all disputes arising out of and in connection with this contract or concerning its validity shall be Nuremberg.

28. Schlussbestimmungen	28.Final provisions

28.1. Die Überschriften dieses Vertrags wurden nur zum Zwecke der leichteren Handhabung aufge-nommen und haben für die Auslegung dieses Kaufvertrags keine Bedeutung.	28.1 The headings of this Agreement have been included for convenience only and shall have no significance in the interpretation of this Purchase Agreement.

28.2.  Dieser Vertrag tritt an die Stelle aller im Zusam-menhang mit den Verhandlungen zu ihm abge-gebenen schriftlichen und mündlichen Willenser-klarungen der Parteien, auch soweit diese Erkla-rungen vom lnhalt des vorstehenden Vertrages abweichen sollten.

28.2  This Agreement shall replace all written and oral declarations of intent made by the parties in connection with the negotiations on this Agreement, even if such declarations deviate from the content of the above Agreement.

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

28.3.  Ánderungen und Erganzungen dieses Vertrages sowie Erklarungen und Mitteilungen nach ihm bedürfen der Schriftform, soweit nicht weiterge-hende Formerfordernisse notwendig sind. Glei-ches gilt für die Abbedingung des Schriftformer-fordernisses.

28.3  Amendments and supplements to this contract as well as declarations and notifications pursuant to it must be made in writing, unless further formal requirements are necessary. The same shall apply to any waiver of the written form requirement.

28.4.  Nur unbestrittene oder rechtskraftig zugespro-chene Ansprüche konnen gegen Ansprüche aus diesem Vertrag aufgerechnet werden. Die Aus-übung von Zurückbehaltungsrechten wegen be-strittener Ansprüche oder wegen Ansprüchen, die noch nicht rechtskraftig festgestellt sind, ist ausgeschlossen. Vorstehendes gilt nicht für An-sprüche aus Ziffer 9.2.3 (iv) und Ziffer 10.2.

28.4  Only claims that are undisputed or have been finally adjudicated may be set off against claims arising from this contract. The exercise of rights of retention due to disputad claims or due to claims that have not yet been legally determinad is excluded. The preceding shall not apply for claims pursuant to Clause 9.2.3 (iv) and Clause 10.2.

28.5. Eine Abtretung von Rechten und Ansprüchen aus diesem Vertrag ist nur mit vorheriger schrift-licher Zustimmung der jeweils anderen Partei wirksam.	28.5 An assignment of rights and claims arising from this contract shall only be effective with the prior written consent of the respective other party.

28.6. Sollten sich Ánderungen in der Person des Sach-walters ergeben oder ein lnsolvenzverwalter be-stellt werden, verpflichten sich die Parteien, die-sen Vertrag - soweit erforderlich - anzupassen.	28.6 Should there be any changas in the person of the custodian or should an insolvency administrator be appointed, the parties undertake to amend this Agreement - to the extent necessary.

    Sollten einzelne Bestimmungen dieses Vertra-ges ganz oder teilweise unwirksam oder un-durchführbar sein oder werden, oder sollte sich in diesem Vertrag eine Lücke befinden, so soll hierdurch die Gültigkeit der übrigen Bestimmun-gen des Vertrages nicht berührt werden. Die Par-teien sind verpflichtet, die unwirksame oder un-durchführbare Bestimmung durch eine solche zu ersetzen, die dem wirtschaftlichen Ergebnis des

    Should individual provisions of this contract be or become invalid or unenforceable in whole or in part, or should there be a gap in this contract, this shall not affect the validity of the remaining provisions of the contract. The parties are obligad to replace the invalid or unenforceable provision with one that comes as

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Die deutsche Fassung dieser Vereinbarung ist verbindlich,

die englische Fassung ist nur eine unverbindliche Lesefassung.

The German version of this Agreement is binding,

the English version is non-binding for convenience purposes.

von den Parteien Gewollten moglichst nahe-kommt. Sollte der Vertrag eine Lücke aufweisen, insbesondere einen offensichtlich regelungsbe-dürftigen Punkt nicht regeln, so werden die Par-teien die Lücke durch eine wirksame Bestim-mung ausfüllen, deren wirtschaftliches Ergebnis dem entspricht, was die Parteien vereinbart hat-ten, wenn sie die Lückenhaftigkeit erkannt hat-ten. Die Parteien sind in beiden Fallen verpflich-tet, die entsprechende neue Bestimmung notari-ell beurkunden zu lassen, wenn eine Partei dies verlangt close as possible to the economic result intended by the parties. lf there is a gap in the contract, in particular if it does not regulate a point that obviously needs to be regulated, the parties shall fill the gap with a valid provision whose economic result corresponds to what the parties would have agreed if they had recognized the gap. In both cases, the parties are obliged to have the corresponding new provision notarized if a party so requests

28.7. Die deutsche Fassung dieser Vereinbarung ist verbindlich, die englische Fassung ist nur eine unverbindliche Lesefassung.	28.7 The German version of this Agreement is binding, the English version is non-binding for convenience purposes.

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